                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )



Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2)

[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               COFFEE PEOPLE, INC.
 ................................................................................
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required
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       1)     Title of each class of securities to which transaction applies:

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       2) Aggregate number of securities to which transaction applies:

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       3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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       4) Proposed maximum aggregate value of transaction:

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       5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
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    1)     Amount Previously Paid:
           .....................................................................
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           .....................................................................
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           .....................................................................
    4)     Date Filed:
           .....................................................................

                               COFFEE PEOPLE, INC.
                            11480 Commercial Parkway
                              Castroville, CA 95012

                      ------------------------------------

                            NOTICE OF ANNUAL MEETING
                                November 24, 1998

                      ------------------------------------



       To the Shareholders of Coffee People, Inc.:

       An Annual Meeting of Shareholders (the "Annual Meeting") of Coffee People, Inc. (the "Company") will be held on Tuesday, November 24, 1998 at 1:30 p.m. local time at The Pines Room, Embassy Suites Hotel, 7900 N.E. 82nd Avenue, Portland, Oregon, for the following purposes:

       1. The election of six directors to serve until the next Annual Meeting and until their respective successors have been duly elected and qualified.

       2. To consider and vote upon a proposal to change the Company's state of incorporation from Oregon to Delaware by a merger with and into a newly formed, wholly owned Delaware subsidiary, Coffee People Worldwide.

       3. To consider and vote upon a proposal to approve an additional 564,597 shares of Common Stock to be available under the Company's 1998 Stock Incentive Plan.

       4. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

       Holders of the Company's common stock at the close of business on October 6, 1998, the record date fixed by the Company's board of directors (the "Board of Directors"), are entitled to notice of and to vote at the Annual Meeting. The Board of Directors urges all shareholders of record to exercise their right to vote at the meeting personally or by proxy. Accordingly, we are sending you the following Proxy Statement and the enclosed proxy card. Shareholders are entitled to assert dissenters' rights in connection with the proposed reincorporation to Delaware. The dissenters' rights are described in the accompanying Proxy Statement.

       WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SPECIFY YOUR VOTE ON THE ACCOMPANYING PROXY CARD AND SIGN, DATE AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE.

       Your prompt response will be appreciated.

                           By Order of the Board of Directors


                           Mark J. Archer
                           EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY

Castroville, California
November 6, 1998

                               COFFEE PEOPLE, INC.
                            11480 COMMERCIAL PARKWAY
                              CASTROVILLE, CA 95012

                      ------------------------------------

                                 PROXY STATEMENT

                      ------------------------------------


       PRELIMINARY PROXY MATERIAL.
       The accompanying proxy is solicited by the board of directors (the "Board of Directors") of Coffee People, Inc. (the "Company" or "Coffee People") to be used at the Annual Meeting of Shareholders on November 24, 1998 (the "Annual Meeting") to be held at 1:30 p.m. local time at The Pines Room, Embassy Suites Hotel, 7900 N.E. 82nd Avenue, Portland, Oregon. This Proxy Statement, the enclosed form of proxy and the Annual Report to Shareholders are being sent to shareholders on or about November 6, 1998.

       At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

       ITEM I: The election of six directors to serve until the next Annual Meeting and until their respective successors have been duly elected and qualified.

       ITEM II: The approval of a proposal to change the Company's state of incorporation from Oregon to Delaware by a merger with and into a newly formed, wholly owned Delaware subsidiary, Coffee People Worldwide, Inc.

       ITEM III: The approval of a proposal to make an additional 564,597 shares of Common Stock available under the Company's 1998 Stock Incentive Plan (the "1998 Stock Incentive Plan").

       Any shareholder giving a proxy may revoke it at any time prior to its exercise at the Annual Meeting by giving notice of such revocation either personally or in writing to the Secretary of the Company at the Company's executive offices, by subsequently executing and delivering another proxy or by voting in person at the Annual Meeting.

       The Annual Report to Shareholders that accompanies this Proxy Statement is not to be regarded as proxy soliciting material.

                                   THE COMPANY

       On May 19, 1998, Coffee People combined with Gloria Jean's, Inc. ("Gloria Jean's") in a transaction (the "Merger") in which Coffee People acquired all of the outstanding common stock of Gloria Jean's in exchange for the issuance of Common Stock to Second Cup USA Holdings Ltd. ("Second Cup"), giving Second Cup 69.5% ownership of the combined company. In connection with the transaction, approval of the Company's shareholders was solicited pursuant to a joint proxy statement of Coffee People and Gloria Jean's dated April 24, 1998. The transaction has been accounted for as a reverse merger in which Gloria Jean's is treated as the accounting acquiror. As a result of this accounting treatment, the historical financial statements of Gloria Jean's became the historical financial statements of the combined company. Also consistent with this accounting treatment, the fiscal year end for Coffee People was changed from December 31 to the last Saturday in June, to conform with the year end used by Gloria Jean's.

                                     VOTING

       Only holders of record at the close of business on October 6, 1998 (the "Record Date") of the Company's common stock, no par value (the "Common Stock"), will be entitled to vote at the Annual Meeting. On the Record Date, there were 10,754,889 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

       The presence in person or by proxy of holders representing a majority of the voting power of the Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented by duly executed and unrevoked proxies in the enclosed form received by the Board of Directors will be voted at the Annual Meeting in accordance with the specifications made therein by the shareholders, unless authority to do so is withheld. If no specification is made, shares of Common Stock represented by duly executed and unrevoked proxies in the enclosed form will be voted FOR (i) the election of all of the nominees listed herein, (ii) approval of the change of the Company's state of incorporation from Oregon to Delaware and (iii) approval of an additional 564,597 shares of Common Stock to be available under the 1998 Stock Incentive Plan. With respect to any other matter that may properly come before the meeting, it will be voted in the discretion of the persons voting the respective proxies.

       The cost of preparing, assembling and mailing the proxy materials will be borne by the Company.

                                  VOTE REQUIRED

       The affirmative vote of holders representing a majority of the Common Stock present or represented by proxy at the Annual Meeting is required to approve the change of the Company's state of incorporation from Oregon to Delaware and to approve the additional 564,597 shares of Common Stock being made available under the 1998 Stock Incentive Plan. Directors shall be elected by a plurality of votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

       Shares as to which a shareholder abstains or withholds from voting and shares as to which a broker indicates that it does not have discretionary authority to vote ("broker non-votes") on Items II and III will not be counted as voting on, and therefore counted as voting not in favor of, these proposals. Shares as to which a shareholder abstains or withholds from voting on the election of directors and broker non-votes on the election of directors will not be counted and therefore will not affect the election of the nominees receiving a plurality of the votes cast.

       The shareholders of the Company will have the right to dissent and obtain fair value for their shares under the Oregon Business Corporation Act ("OBCA") in connection with the proposal to change the Company's state of incorporation.

                                     ITEM I.
                       NOMINEES FOR ELECTION OF DIRECTORS

       The Company's Restated Articles of Incorporation (the "Articles") and Bylaws provide that the number of directors on the Board of Directors may be not less than three (3) or more than nine (9). The Board of Directors presently comprises six directors consisting of the following persons: Michael Bregman, Alton W. McEwen, Douglas L. Ayer, Robert M. Haft, Gary G. Talboy and Kathy A. Welsh, all of whom are nominees for reelection at the Annual Meeting. The directors hold office until the next annual meeting of shareholders or until their successors are duly elected.

       At the Annual Meeting, six directors are to be elected to serve until the 1999 Annual Meeting and until their successors are elected and qualified. Unless authority to vote for directors is withheld in the proxy card, it is the intention of the persons named in the enclosed form of proxy to vote FOR the election of the nominees listed below. The persons designated as proxies will have discretion to cast votes for other persons in the event any nominee for director is unable to serve. At present, it is not anticipated that any nominee will be unable to serve.

       The names and certain information concerning the persons to be nominated as directors by the Board of Directors at the annual meeting are set forth below.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW.

       Michael Bregman has been Chairman of the Board of Coffee People since May 1998. Mr. Bregman was a director of Gloria Jean's Inc. ("Gloria Jean's"), Gloria Jean's Gourmet Coffees Franchising Corp. ("Franchising Corp."), Gloria Jean's Gourmet Coffees ("Gourmet Coffees") and Edglo Enterprises, Inc. ("Edglo") from November 1995 through June 1998. Mr. Bregman has been a director of The Second Cup Ltd. ("Second Cup Ltd.") since 1988. Between 1988 and 1989, he served as President and Secretary of Second Cup Ltd. and has been Chairman and Chief Executive Officer of Second Cup Ltd. since 1989. Mr. Bregman serves on the board of directors of two public companies, Vincor International Inc., a producer and marketer of wine and refreshment products, and Clairvest Group Inc., an investment company.

       Alton W. McEwen has been President and Chief Executive Officer of Coffee People since May 1998. Mr. McEwen was President and Chief Operating Officer of Gloria Jean's from 1996 to 1998. From 1988 to 1996, Mr. McEwen was President and Chief Operating Officer of Second Cup Ltd. and has been a director of Second Cup Ltd. since 1988. He has been a director of Gloria Jean's, Franchising Corp., Gourmet Coffees and Edglo since November 1995.

       Douglas L. Ayer has been a director of Coffee People since January 1996, when International Capital Partners, Inc. ("ICP"), of which he is President and Managing Partner, represented investors in a private placement of Common Stock of Coffee People. Mr. Ayer has been associated with ICP since 1989 when it was founded. He serves on the board of directors of four private companies and two additional public companies, BioPool International Inc., a medical diagnostic test kit company, and Zila, Inc., a dental supply company. Prior to joining ICP, Mr. Ayer was Chief Executive Officer and a principal shareholder of Cametrics, Inc., a privately held manufacturer of custom fabricated engineered components.

       Robert M. Haft has been a director of Coffee People since May 1998 and a director of Second Cup Ltd. since October 1996. Since September 1997, Mr. Haft has been Chairman of the Board and Chief Executive Officer of Vitamin Superstore. From 1995 until September 1997, Mr. Haft was Chairman of the Board and Chief Executive Officer of PharMor Drug Stores. He also served in various positions, including Director, President and Chief Operations Officer, at different times with Dart Group, a retailing, real estate and financial management company from 1975 to 1993.

       Gary G. Talboy has been a director of Coffee People since it started corporate operations in 1992. Mr. Talboy was Secretary-Treasurer of Coffee People from 1992 to August 1996. From 1985 until 1992, he was a 50 percent partner in the partnership that was the predecessor of Coffee People. Currently, Mr. Talboy is primarily active as a coffee industry consultant through his company, Specialty Coffee Consultants.

       Kathy A. Welsh has been a director of Coffee People since May 1998. Ms. Welsh has served as Executive Vice President and Chief Financial Officer of Second Cup Ltd. since 1996. From 1993 to 1996, she acted as Vice President and Chief Financial Officer of Canada Bread Co. (fka Corporate Foods Limited), Canada's largest bakery and a majority subsidiary of Maple Leaf Foods Inc.

                        DIRECTORS AND EXECUTIVE OFFICERS

       The following table sets forth the directors/director nominees and executive officers of the Company as of October 15, 1998. The directors hold office until the next annual meeting of shareholders or until their successors are duly elected. Executive officers are elected by and serve at the discretion of the Board of Directors until their successors are duly chosen and have qualified.


                                                                         HAS SERVED
                                                                             AS
NAME                     AGE               OFFICE                         DIRECTOR
----                     ---               ------                         --------
Michael Bregman          44    Chairman of the Board                     Since 1998

Alton W. McEwen          55    President,                                Since 1998
                               Chief Executive Officer
                               and Director

Mark J. Archer           41    Executive Vice President,
                               Chief Financial Officer
                               and Secretary

Robert R. Rodriguez      45    President, Gloria Jean's
                               division

Taylor H. Devine         57    President, Chief Operating
                               Officer, Coffee People
                               Oregon division

Thomas  M. Twitchel      41    Senior Vice President,
                               Operations
                               Coffee Plantation division

Matthew J. Kimble        46    Vice President, Human Resources

Stephen  L. King         48    Vice President, Development

Julie A. Munger          38    Vice President, Corporate Controller

Kenneth B. Ross          49    Vice President, Finance

Lisa T. Steere           35    Vice President, Marketing

Douglas L. Ayer(1)       61    Director                                  Since 1996

Robert M. Haft(1)        45    Director                                  Since 1998

Gary G. Talboy(2)        49    Director                                  Since 1992

Kathy A. Welsh(2)        41    Director                                  Since 1998

----------
(1)  Member of Compensation Committee
(2)  Member of Audit Committee

    Set forth below are the executive officers of the Company who are not directors, along with certain information regarding these individuals.

    Mark J. Archer has been Executive Vice President, Chief Financial Officer and Secretary of Coffee People since May 1998 and held the title of Executive Vice President and Chief Financial Officer of Gloria Jean's from February 1998 to May 1998. In June 1998, he was appointed Chief Financial Officer and director of Gloria Jean's, Franchising Corp., Gourmet Coffees, Inc. and Edglo. He previously was Senior Vice President and Chief Financial Officer of Jamba Juice Company, a venture capital-backed chain of smoothie and juice restaurants from September 1995 through November 1997. Mr. Archer served as Chief Financial Officer and a director of Del Taco, Inc. from 1993 to 1995 and as Chief Financial Officer of Canteen Corporation from 1989 to 1993.

    Robert R. Rodriguez has been President of the Company's Gloria Jean's unit since September 1998. He was Divisional Vice President of Strategic Planning and Regional Vice President of Operations for McDonald's Corporation from July 1994 to August 1998. From February 1992 to July 1994 he participated in the Executive Fast Track Training Program with McDonald's Corporation. He worked with PepsiCo's Taco Bell division from 1981 to 1992, serving as zone vice president from 1989 to December 1991.

    Taylor H. Devine was named President and Chief Operating Officer of Coffee People's Oregon division in May 1998. He was President and Chief Executive Officer of Coffee People prior to the merger. He joined the Company in September 1995 as President, Chief Operating Officer and a director. Mr. Devine served as President and a director of Takeout Taxi Holdings, Inc., a multi-restaurant marketing and delivery company, from January 1992 to September 1995. From October 1987 until December 1991, he held several positions with Blockbuster Entertainment Corporation, including Vice President of International Operations. Previously, Mr. Devine was founder, President and Chief Executive Officer of Inform, Inc. and served as Executive Vice President and Chief Operating Officer for Field Financial Corporation (dba Mrs. Fields Cookies) from August 1982 until December 1985.

     Thomas M. Twitchel became Senior Vice President of the Company's Coffee Plantation division in May 1998. He was a management and real estate consultant with TMT Partners from August 1997 to May 1998. From November 1996 to August 1997, he was Senior Vice President of Coffee Plantation, Inc., a wholly-owned subsidiary of Second Cup. Ltd., in Arizona. Mr. Twitchel was Vice President of Operations with Red Robin International, Inc. in Irvine, California from 1993 until 1996.

    Matthew J. Kimble joined Coffee People in January 1997 as Vice President, Human Resources. From February 1996 to January 1997, he served as Human Resources Manager-Special Assignment from April 1994 to February 1996 and was Employment Manager for Payless Drug Stores N.W. from June 1991 to April 1994.

    Stephen L. King has been Vice President, Development since May 1998. Previously he was Vice President, Development for Gloria Jean's from September 1997 to May 1998 and served as Vice President, Real Estate from January 1997 until September 1997. Prior to joining the Company, Mr. King was the director of North American Leasing for the Sunglass Hut from August 1996 through November 1996. From January 1995 through August 1996, Mr. King was a self-employed real estate consultant in Aledo, Texas. Mr. King was employed as a director of real estate by The Bombay Company of Fort Worth, Texas from 1982 to 1995.

    Julie A. Munger joined Coffee People in August 1998 as Vice President & Corporate Controller and Chief Financial Officer of the Gloria Jean's division. She was previously Director of Business Analysis and Vice President & Controller for Household Credit Services, Inc., a subsidiary of Household International, from 1987 to 1998. A Certified Public Accountant in California, Ms. Munger worked at Deloitte, Haskins and Sells from 1984 to 1987.

     Kenneth B. Ross became Vice President, Finance in May 1998. He joined the Company in November 1993 as Chief Financial Officer and was appointed Secretary in August 1996. From 1979 to November 1993, he engaged in the private practice of law in Portland, Oregon and taught accounting and real estate classes at Portland State University. Mr. Ross is an Attorney at Law and a Certified Public Accountant.

     Lisa T. Steere was elected Vice President, Marketing in May 1998, having held the same position with Gloria Jean's from August 1997 to May 1998. She was Marketing Director for Fresh Express from October 1996 to August 1997. From 1991 to October 1996, Ms. Steere held several positions with Nestle, including Consumer Marketing Director in the Beverage Division. From 1989 to 1991, she was Assistant Brand Manager of Coffee at Proctor & Gamble.

MEETINGS OF THE BOARD OF DIRECTORS

     During the fiscal year 1998, the Board of Directors met on 14 occasions and acted by consent resolution on two occasions. None of the members of the Board of Directors attended less than 75% of the meetings of the Board of Directors held during fiscal year 1998, or during the part of fiscal 1998 in which they were members, or of the meetings of committees of the Board of Directors on which such member served during fiscal year 1998.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee's purposes are, among other things, to make recommendations concerning the selection of Coffee People's independent auditors, to review the independence of such auditors, to review the scope of services to be performed by the independent auditors, and to review internal accounting procedures and the implementation by Coffee People of recommendations made by the independent auditors. Ms. Welsh and Mr. Talboy serve on the Audit Committee with Ms. Welsh acting as Chairperson. The Audit Committee met twice in 1998.

     The purposes of the Compensation Committee are to make recommendations to the Board of Directors with respect to executive compensation and to oversee administration of Coffee People's employee stock option plans. Mr. Ayer and Mr. Haft serve on the Compensation Committee, with Mr. Ayer acting as Chairperson. The Compensation Committee acted by consent resolution three times during 1998.

     The Board of Directors does not have a nominating committee and nominations to the Board are, in accordance with the Bylaws, made by the Board as a whole.

COMPENSATION OF DIRECTORS

     Prior to May 19, 1998, the effective date of the Merger, directors of the Company received no compensation. After such time, directors who are not employees of the Company or its affiliates received $2,000 for each Board meeting attended and $1,000 for each telephonic Board meeting participated in that required total preparation and participation time of more than two hours. Additionally, non-employee committee members received $500 for each committee meeting attended and non-employee committee chairs received $1,000 for each meeting attended and chaired. Directors are reimbursed for expenses incurred in connection with attending meetings of the Board and committees thereof.

     Directors are also eligible to participate in the 1998 Stock Incentive Plan. An annual grant of Incentive Stock Options to acquire 10,000 shares of Common Stock is made to each director who is not an employee of the Company or its affiliates. All options vest one-third ratably on the first, second and third anniversary of the grant date. At any time the Common Stock is listed on a securities exchange, traded in the over-the-counter market or quoted as to price on an automated securities quotation system, the exercise price is the fair market value of the shares at the date of the grant measured by the weighted averaged trading price per share of the Common Stock for the five trading days immediately preceding the grant date.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than 10% of the Common Stock to file reports of ownership on Forms 3, 4 and 5 with the Commission. Executive officers, directors and 10% shareholders are required by the Securities and Exchange Commission to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during fiscal 1998.

                                    ITEM II.
       CHANGE THE COMPANY'S STATE OF INCORPORATION FROM OREGON TO DELAWARE

     At the meeting, the shareholders will be requested to approve a change in the Company's state of incorporation from Oregon to Delaware (the "Reincorporation"). The Board has approved the Reincorporation, which, if approved by the shareholders, will be accomplished by merging the Company with and into its newly formed, wholly-owned Delaware subsidiary, Coffee People Worldwide, Inc. ("Coffee People Worldwide"). Upon effectiveness of the merger, the Company's name will be changed to "Coffee People Worldwide." For the reasons set forth below, the Board believes that the best interests of the Company and its shareholders will be served by the Reincorporation.

PRINCIPAL REASONS FOR THE PROPOSED REINCORPORATION

     After the Merger, the Company's executive offices were relocated from Oregon to Castroville, California, the site of Gloria Jean's corporate headquarters. For reasons of practicality and convenience relating to this relocation, together with the reasons given below, management believes it is prudent to move the Company's domicile from Oregon to Delaware.

     For many years, Delaware has followed a policy of encouraging incorporation under its jurisdiction. In furtherance of that policy, Delaware has long been the leading state in adopting, construing and implementing comprehensive and flexible corporate laws responsive to the legal and business needs of corporations. As a result, Delaware's General Corporation Law ("DGCL") has become widely regarded as the most extensive and well-defined body of corporate law in the United States. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. Moreover, the Delaware courts have rendered a substantial number of decisions interpreting and explaining Delaware law, including legal principles applicable to measures that may be taken by a corporation and as to the conduct of its board of directors under the business judgment rule. For these reasons, many United States corporations initially have chosen Delaware as their state of incorporation or subsequently have changed their corporate domicile to Delaware in a manner similar to the proposed Reincorporation. Accordingly, the Board of Directors believes the Reincorporation will be beneficial to the Company in that it will provide (i) a greater degree of predictability and certainty regarding how the Company's affairs should be conducted in order to comply with applicable laws and (ii) the comfort and security resulting from the responsiveness of Delaware's legislature and courts to the needs of corporations organized under Delaware's jurisdiction.

PLAN OF MERGER

     The Company will be merged with and into Coffee People Worldwide (the "Reincorporation Merger") pursuant to the terms of an Agreement and Plan of Merger (the "Plan of Merger"), as described herein. Upon the completion of the Reincorporation Merger, the owner of each outstanding share of Common Stock will automatically own one share of common stock in Coffee People Worldwide. Following the Reincorporation Merger, shares of the Company's common stock will continue to be traded on The Nasdaq Stock Market ("Nasdaq") under the symbol "MOKA."

     Pursuant to the Plan of Merger, Coffee People Worldwide's Certificate of Incorporation and Bylaws will be the Certificate of Incorporation and Bylaws of the surviving corporation, and upon the effectiveness of the Reincorporation Merger Coffee People Worldwide's Certificate of Incorporation will be amended to change its name from "Coffee People Worldwide, Inc." to "Coffee People Worldwide."

     The Company reserves the right in the Plan of Merger to abandon the Reincorporation Merger for any reason whatsoever by mutual consent of the Boards of Directors of Coffee People and Coffee People Worldwide, at any time prior to the effective time of the Reincorporation Merger, notwithstanding adoption of the Plan of Merger by the Company's shareholders. The Company will take into consideration the exercise, if any, of dissenters' rights by

Company shareholders in evaluating whether it is practicable or in the Company's best interests to proceed with the Reincorporation Merger after receiving shareholder approval.

     The Articles of Merger containing the Plan of Merger, and the Certificate of Incorporation of Coffee People Worldwide, are set forth as Annex A and Annex B, respectively, to this Proxy Statement. The description of the Plan of Merger set forth herein is qualified in its entirety by the terms of the Plan of Merger.

EFFECT OF REINCORPORATION AND REINCORPORATION MERGER

     The Reincorporation and Reincorporation Merger will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described in this Proxy Statement. The Reincorporation and Reincorporation Merger, however, will not result in any change in the business, management, accounting practices, assets, liabilities or net worth of the Company. Additionally, the location of the Company's principal executive offices will not be changed.

     As part of the Reincorporation and Reincorporation Merger, Coffee People Worldwide will assume all of the liabilities and obligations of the Company, including those obligations under all of its outstanding stock options, purchase rights and all existing stock option and stock purchase plans. If the Reincorporation is approved, options outstanding under the Company's stock option plans, as well as outstanding options, convertible securities and purchase rights issued outside of any plan, will be exercisable for shares of Coffee People Worldwide. The Company expects to continue all other employee benefit plans and arrangements without material change.

EFFECTIVE TIME

     Subject to the terms and conditions of the Reincorporation, the Company intends to file, as soon as practicable after the adoption and approval of the Plan of Merger by the shareholders of the Company, appropriate merger documents with the Secretary of State of Oregon and the Secretary of State of Delaware. The Reincorporation will become effective at the time the last of such filings is completed (the "Effective Time"). It is presently contemplated that such filings will be made on or about December 1, 1998. The Plan of Merger, however, provides that the Reincorporation Merger may be abandoned by the Company prior to the Effective Time either before or after shareholder approval. In addition, the Plan of Merger may be amended prior to the Effective Time, either before or after shareholder approval. The Plan of Merger, however, may not be amended after shareholder approval if such amendment would have a material adverse effect on the rights of such shareholders or violate applicable law.

DISSENTERS' RIGHTS

     The Company's shareholders have the right to dissent from the Reincorporation Merger and, in certain circumstances, to receive payment for their shares in accordance with the terms of Sections 60.551 through 60.594 of the OBCA. The following discussion is not a complete statement of the law pertaining to dissenters' rights under the OBCA and is qualified in its entirety by the full text of Sections 60.551-60.594 of the OBCA, which is reprinted in its entirety as Annex C to this Proxy Statement. Annex C should be reviewed carefully by any shareholder who wishes to exercise dissenters' rights or who wishes to preserve the right to do so, since failure to comply with the procedures of the statute will result in the loss of dissenters' rights.

     A holder of Coffee People Common Stock who wishes to dissent from the Reincorporation Merger (a "Dissenting Holder") must satisfy the following conditions, among others:

     (i) Written objection. The shareholder must file a written objection to the Reincorporation Merger with the Company at its offices at 11480 Commercial Parkway, Castroville, California 95012, Attention: Alton W. McEwen, President or Mark J. Archer, Secretary, prior to the vote to be taken at the Annual Meeting.

     (ii) No vote in favor. The shareholder must not vote in favor of the Reincorporation Merger.

     If the Reincorporation Merger is approved by the shareholders, the Company will send written notice along with a copy of Sections 60.551 to 60.594 of the OBCA no later than 10 days after the corporate action is taken to each Dissenting Holder (i) stating where such shareholder must send his or her written payment demand, (ii) stating where and when certificates representing Coffee People Common Stock must be deposited, (iii) containing a form for demanding payment, which requires the Dissenting Holder to certify that he or she acquired beneficial ownership before the first public announcement of the Reincorporation Merger, and (iv ) setting a date by which such written payment demand must be received (not fewer than 30 nor more than 60 days after the date the notice was delivered to the Dissenting Holder). A shareholder who does not demand payment, certify that he or she acquired the shares before the first public announcement, or deposit his or her shares within the time provided by such notice will not be entitled to dissenters' rights.

     If the Reincorporation Merger is consummated, the Company will pay to each Dissenting Holder who complies with the procedure described above, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the amount that the Company estimates to be the fair value of such Dissenting Holder's shares. The term "fair value" means the value of the shares immediately before the Reincorporation Merger, excluding any appreciation or depreciation in anticipation of the Reincorporation Merger unless such exclusion would be inequitable. The Company will provide, along with such payment, its balance sheet, income statement and statement of changes in shareholders' equity for its last fiscal year and any available interim financial statements since the end of the last fiscal year, an explanation of how it estimates the fair value of the shares and how the accrued interest was calculated and certain other information.

     The Company may elect to withhold payment from a Dissenting Holder if the Dissenting Holder was not the beneficial owner of the shares before the date that the Reincorporation Merger was publicly announced. In that event, the Company may force the Dissenting Holder to pursue judicial determination of the value of the share unless the Dissenting Holder agrees to accept the amount specified by the Company as the fair value in full satisfaction of the Dissenting Holder's rights.

     Any Dissenting Holder who is dissatisfied with such payment or such offer may, within 30 days of the payment or offer for payment, notify the Company in writing of his or her estimate of fair value of his or her shares and the amount of interest due, and demand payment therefor.

     If any Dissenting Holder's demand for payment is not settled within 60 days after receipt by the Company of such shareholder's payment demand, the OBCA requires that the Company commence a proceeding in the Circuit Court of Multnomah County, Oregon to determine the fair value of the shares, naming all Dissenting Holders whose demands remain unsettled as parties to the proceeding. The court may appoint one or more persons as appraisers to receive evidence and recommend the fair value of the shares. Court costs and appraisal fees would be assessed against the Company, except that the court may assess such costs against some or all of the Dissenting Holders to the extent that the court finds the Dissenting Holders acted arbitrarily, vexatiously or not in good faith in demanding payment or to the extent the court finds equitable.

     Any shareholder who fails to follow these procedures will lose the right to dissent from the Reincorporation Merger. A negative vote, alone, will not constitute the written objection required prior to the Annual Meeting.

CERTAIN DIFFERENCES IN CORPORATE LAW AND CORPORATE CHARTERS

     Upon consummation of the Reincorporation, the shareholders of the Company will become stockholders of Coffee People Worldwide. The rights of the Company's shareholders will cease to be defined and governed by the OBCA, but instead will be defined and governed by the DGCL. In addition, upon the consummation of the Reincorporation, the rights of the Company's shareholders will no longer be defined and governed by the Company's Articles and Bylaws. Instead, the rights of such shareholders will be defined and governed by Coffee People Worldwide's Certificate of Incorporation and Bylaws. Although the rights and privileges of shareholders of an Oregon corporation in many instances are comparable to those of stockholders of a Delaware corporation, there are certain differences. These differences, described below, arise from differences between Delaware and Oregon law, between the DGCL and the OBCA, and between the Company's Articles and Bylaws and Coffee People Worldwide's Certificate of Incorporation and Bylaws. The following is a brief summary of certain differences between the rights of Coffee People Worldwide stockholders and the rights of Coffee People shareholders, and is qualified in its entirety by reference to the relevant provisions of the OBCA, the DGCL, and the charters of the respective corporations.

AMENDMENT OF ARTICLES/CERTIFICATE OF INCORPORATION

     At the Effective Time of the Reincorporation Merger, the Company will be governed by the Certificate of Incorporation and Bylaws of Coffee People Worldwide. The Certificate of Incorporation and Bylaws of Coffee People Worldwide will not significantly differ from the Articles and Bylaws of Coffee People, except as may be required under Delaware law. Delaware law differs from Oregon law with respect to certain matters, but permits, in practical effect, conformity with the treatment of many such matters under Oregon law by permitting the inclusion of provisions in Coffee People Worldwide's Certificate of Incorporation and Bylaws which have the effect of modifying what would otherwise be the impact of Delaware law. Except as described below, the rights of the Company's shareholders will remain substantially the same as the rights currently exist under Oregon law.

     Under the OBCA, an amendment to a company's charter generally may be approved if the votes cast within the voting group favoring the amendment exceed the votes cast opposing the amendment. In circumstances where an amendment would result in a voting group having dissenters' rights, the authorization of the amendment would require the affirmative vote of a majority of the shares of such voting group. In addition to the instances in which an amendment to a charter would require a class vote under Delaware law, the Oregon statute would require, among other things, a class vote if the charter is amended to create a new class of shares having rights or preferences prior to or on a parity with the shares of a class. The OBCA provides that directors may make certain amendments to the articles of incorporation without shareholder approval, including making certain changes to the corporation's name or extending the duration of the corporation.

     Under the DGCL, an amendment to a company's charter must be approved by the holders of a majority of the outstanding stock entitled to vote on the amendment and a majority of the outstanding stock of each class entitled to vote on the amendment. Generally, the DGCL requires a separate class vote on a charter amendment if the amendment would increase or decrease the aggregate number of authorized shares of such class, or alter or change the powers, preferences or special rights of shares of such class so as to affect them adversely.

SPECIAL MEETINGS OF SHAREHOLDERS; SHAREHOLDER ACTION WITHOUT MEETING

     Under the OBCA, special meetings of shareholders may be called by the Board of Directors, a person authorized by the Articles or Bylaws, or the holders of at least 10 percent of all votes entitled to be cast on any issue proposed to be considered at the meeting.

     Shareholders may approve an action in lieu of a meeting by written consent if the action is unanimously approved by the shareholders entitled to vote on the action.

     Under the DGCL, special meetings of stockholders may be called by the board of directors or by such person as may be authorized in the Certificate of Incorporation or in the Bylaws. The DGCL does not grant stockholders the power to call a special meeting. Unless otherwise provided in a company's Certificate of Incorporation, Delaware law allows stockholders to take action in lieu of a meeting by written consent if the consent is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted.

DISSENTERS' RIGHTS

     Under the OBCA, a voting shareholder is generally entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, a merger, stock exchange, sale or exchange of all or substantially all of the property of the corporation other than in the usual course of business (with certain exceptions), or certain specified charter amendments. Unless provided for in a company's articles of incorporation, dissenters' rights do not apply to holders of any class or series if the shares of the class or series were registered on a national securities exchange or quoted on the Nasdaq National Market on the record date.

     Under the DGCL, dissenting shareholders are generally entitled to appraisal rights only with respect to mergers or consolidations. No appraisal rights exist, however, if the stocks of the merging corporations are listed on a national securities exchange or designated as a national market system security by the National Association of Securities Dealers ("NASD"), or are held of record by more than 2,000 stockholders, unless the holders are required to accept cash or anything other than the stock of the surviving corporation or of a company whose shares are listed on a national securities exchange or designated as a national market system security by the NASD or held of record by more than 2,000 holders.

SHAREHOLDER APPROVAL NOT REQUIRED FOR CERTAIN MERGERS

     Under the OBCA, action by shareholders of a surviving corporation on a plan of merger is not required if (i) the articles of incorporation of the survivor will not differ from its articles before the merger (with certain limited exceptions), (ii) each shareholder of the survivor will hold the same number of shares with identical preferences and other rights as existed before the merger,
(iii) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of conversions or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of voting shares of the survivor outstanding immediately before the merger, and (iv) the number of participating shares outstanding after the merger, plus the number of participating shares issuable as a result of conversion or the exercise of rights and warrants issued immediately pursuant to the merger, will not exceed by more than 20 percent the total number of participating shares outstanding immediately before the merger.

     Under the DGCL, a merger, consolidation, sale of all or substantially all of a corporation's assets other than in the regular course of business or dissolution of a corporation must be approved by a majority of the outstanding shares entitled to vote. No vote of stockholders of a constituent corporation surviving a merger, however, is required (unless the corporation provides otherwise in its certificate of incorporation) if (i) the merger agreement does not amend the certificate of incorporation of the surviving corporation, (ii) each share of stock of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger, and (iii) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. The Certificate of Incorporation of Coffee People Worldwide does not make any provision with respect to such mergers.

DIVIDENDS AND STOCK REPURCHASES

     The OBCA provides that, subject to any restrictions contained in the articles of incorporation, a corporation may make a distribution to its shareholders unless, after giving effect to the distribution, including a repurchase of shares, (i) the corporation would not be able to pay its debts as they become due in the normal course of business or (ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The board of directors may base a decision that a distribution is not prohibited on (i) financial statements prepared on the basis of accounting practices that are reasonable in the circumstances, (ii) a fair valuation or (iii) any other method that is reasonable in the circumstances.

     The DGCL provides that a corporation may pay dividends from its surplus or from its net profits during the current or immediately preceding year unless capital is less than the liquidation preferences of outstanding shares. The statute permits surplus to be determined by valuing the corporation's net assets at fair market value rather than historical book value. A Delaware corporation may not purchase or redeem its shares when the capital of the corporation is impaired or such purchase or redemption would cause any impairment of its capital (except that the corporation may redeem preferred stock and then reduce the capital of the corporation in the manner permitted by statute) and may not purchase shares that are subject to redemption at the option of the corporation at a price greater than the applicable redemption price.

PAYMENT FOR STOCK

     Under the OBCA, shares may be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation.

     The DGCL provides that the consideration for which capital stock is issued must consist of cash, services rendered, personal property, real property, leases of real property or a combination thereof.

LIMITATION OF DIRECTOR LIABILITY -- INDEMNIFICATION

     Under the OBCA, a corporation may limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director except in matters involving (i) any breach of the director's duty of loyalty to the corporation or to its shareholders, (ii) acts or omissions not in good faith, intentional misconduct or knowing violations of law, (iii) unlawful distributions or (iv) any transaction from which the director obtained an improper personal benefit. A corporation may indemnify a person who is or was a director, officer or agent of the corporation for actions brought against that person because of the position held with the corporation if the person acted in good faith, in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to criminal matters, the person had no reasonable cause to believe the person's conduct was unlawful.

     Under the DGCL, a corporation's certificate may limit or eliminate the personal liability of a director for breach of fiduciary as a director except in matters involving (i) the breach of a director's duty of loyalty, (ii) actions or omissions not in good faith, intentional misconduct or knowing violations of law, (iii) the unlawful payment of dividends, stock purchases or redemptions or
(iv) any transaction from which a director derives an improper personal benefit. The indemnification provisions for officers, directors and agents are substantially similar to the Oregon statute provisions recited above.

OREGON CONTROL SHARE ACT

     The Oregon Control Share Act is a statute under the OBCA which regulates the process by which a person may acquire control of certain Oregon-based corporations without the consent and cooperation of the board of directors. The law restricts a shareholder's ability to vote shares of stock acquired in certain transactions not approved by the board that causes the acquiring person to gain control of a voting position exceeding one-fifth, one-third, or one-half of the votes entitled to be cast in an election of directors. Shares acquired in a control share acquisition have no voting rights except as authorized by a vote of the shareholders. A corporation may opt out of the Control Share Act by provision in the corporation's articles or bylaws. The Company has not opted to take itself outside of the coverage of the Control Share Act.

     The DGCL has no similar control share provision. To this extent, the Reincorporation may have the effect of facilitating the acquisition of control of the Company without the Board's consent.

PROVISIONS AFFECTING ACQUISITIONS AND BUSINESS COMBINATIONS.

     Except under certain circumstances, both Section 60.835 of the OBCA and
Section 203 of the DGCL prohibit a "business combination" between the corporation and an "interested shareholder" (in the case of the OBCA) or "interested stockholder" (in the case of the DGCL) within three years of the stockholder becoming an "interested shareholder." The provisions of the OBCA and the DGCL dealing with business combinations with interested shareholders or stockholders are substantially similar. Generally, an "interested shareholder" is a person or group that directly or indirectly controls, or has the right to acquire or control, the voting or disposition of 15% or more of the outstanding voting stock or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years. A "business combination" is defined broadly to include, among others (i) mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested shareholder, (ii) certain transactions resulting in the issuance or transfer to the interested shareholder of any stock of the corporation or its subsidiaries, (iii) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested shareholder, and (iv) receipt by the interested shareholder of the benefit (except proportionately as a shareholder) of any loans, advances, guarantees, pledges, or other financial benefits.

     A business combination between a corporation and an interested shareholder is prohibited unless (i) prior to the date the person became an interested shareholder, the board of directors approves either the business combination or the transaction which results in the person becoming an interested shareholder,
(ii) upon consummation of the transaction that resulted in the person becoming an interested shareholder, that person owns at least 85% of the corporate transaction which results in the person becoming an interested shareholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested shareholder, that person owns at least 85% of the corporation's voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2/3% of the outstanding voting stock not owned by the interested shareholder.

     These restrictions placed on interested shareholders by Section 60.835 of the OBCA and Section 203 of the DGCL do not apply under certain circumstances, including, but not limited to, the following: (i) if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by such section; or (ii) if the corporation, by action of its shareholders, adopts an amendment to its bylaws or certificate of incorporation expressly electing not to be governed by such section, provided that such an amendment is approved by the affirmative vote of not less than a majority of the outstanding shares entitled to vote. Such an amendment, however, generally will not be effective until 12 months after its adoption and will not apply to any business combination with a person who became an interested shareholder at or prior to such adoption. The Company has not elected to take itself outside the coverage of Section 60.835, and Coffee People Worldwide has not elected to take itself outside of the coverage of Section 203.

      The Company is not aware of any specific effort by any party to assume control of the Company. Because the OBCA business combination provisions are substantially similar to the DGCL business combination provisions, Section 203 does not provide any additional impediments to the accomplishment of mergers with, or the assumption of control of, the Company and is therefore not among the principal reasons for the Reincorporation.

BOARD OF DIRECTORS' EVALUATION OF BUSINESS COMBINATIONS

     Under the OBCA, members of the board of directors of a corporation are authorized to consider certain factors in determining what they believe to be in the best interests of the corporation when evaluating any offer of another party to make a tender or exchange offer, any merger or consolidation proposal, or to purchase all or substantially all of the assets of the corporation.

     These factors include the social, legal and economic effects on employees, customers and suppliers of the corporation and on the communities and geographical areas in which the corporation operates, the economy and the state of the nation, the long term and short term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation, and other relevant factors.

     The DGCL does not contain a statutory provision outlining proper factors for board consideration in evaluating a business transaction, although Delaware courts have addressed such factors in case law.

OTHER DIFFERENCES IN THE CHARTER DOCUMENTS AND BYLAWS

     Coffee People Worldwide's Certificate of Incorporation and Bylaws will differ from the Company's Articles of Incorporation and Bylaws in other aspects. These differences generally are reflective of technical differences between Delaware and Oregon law and a policy decision not to include provisions which are adequately covered by statute or not required to be included in such charter documents. None of these provisions, however, is expected to have a material effect on the governance of the Company.

TAX CONSEQUENCES

    It is expected that the Reincorporation will constitute a tax-free reorganization under the Code. Accordingly, it is anticipated that no gain or loss will be recognized for federal income tax purposes by the Company, Coffee People Worldwide, or their shareholders as a result of the Reincorporation Merger, and the tax basis and holding period for the shares of Coffee People Worldwide deemed received by the shareholders of the Company in exchange for the Company's shares will be the same as the tax basis and holding period of the shares of the Company deemed to be exchanged therefor. In addition, Coffee People Worldwide will succeed to the tax attributes of the Company.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The affirmative vote of a majority of the total number of votes attributable to all shares of Common Stock is required to approve the Reincorporation, Reincorporation Merger, and related Plan of Merger.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE REINCORPORATION,
               REINCORPORATION MERGER AND RELATED PLAN OF MERGER.

                                    ITEM III.
               APPROVAL OF AMENDMENT TO 1998 STOCK INCENTIVE PLAN

     The Board of Directors has approved, subject to shareholder ratification, the increase of the number of shares reserved for issuance under the 1998 Stock Incentive Plan. Pursuant to an amendment to the 1998 Stock Incentive Plan, the number of shares reserved for issuance would be increased by 514,414 shares, from 400,000 to 914,414 shares. Furthermore, this amount may be increased by as much as 50,183 shares, as indicated below. The increase of 514,414 shares represents the number of shares currently reserved for issuance under the Company's 1993 Stock Option Plan, 1994 Stock Option Plan, 1995 Stock Option Plan and 1996 Stock Option Plan (collectively, the "Previous Stock Option Plans" and together with the 1998 Stock Incentive Plan, the "Stock Option Plans"). The Previous Stock Option Plans will be amended concurrently with the amendment increasing the shares available under the 1998 Stock Incentive Plan so as to preclude the grant of any further options under the Previous Stock Option Plans. While the terms of the Previous Stock Option Plans are substantially similar, the options available for grant under the plans now have differing dates upon which the shares available will expire, and differing numbers of shares reserved for issuance. Amending the 1998 Stock Incentive Plan to include the shares now reserved under the Previous Stock Option Plans will have the effect of bringing all the shares currently reserved under the diverse plans into one pool, thereby providing the Company with far greater ease of administration and providing uniformity of the available options.

     An increased number of shares of Common Stock may be issued under the 1998 Stock Incentive Plan to the extent that any options granted under the Previous Stock Option Plans have expired, terminated, been canceled or been forfeited. The maximum number of shares of Common Stock that may be so added to the number of shares otherwise authorized is 50,183, so that the maximum number of shares of Common Stock that may be issued under the 1998 Stock Incentive Plan will be 964,497 after the amendment is approved. The time periods in which options must be granted under the Previous Stock Option Plans will all be "reset" to conform with the period set forth in the 1998 Stock Incentive Plan, as described below. The shares will also be available for outright or restricted stock grants under the terms of the 1998 Stock Incentive Plan, as described below, and for all other purposes will be subject to and administered under the terms of the 1998 Stock Incentive Plan.

     For purposes of convenience, the Board has approved a further amendment to the 1998 Stock Incentive Plan providing that the Board and/or the Compensation Committee of the Board may delegate to the Company's Chief Executive Officer the ability to grant options or awards to eligible employees in any calendar year in an amount not greater than 7,500 shares per employee.

     As of June 27, 1998, options to purchase 579,189 shares of Common Stock were granted and outstanding under the Stock Option Plans at a weighted average exercise price of $6.39. The closing price of the Common Stock on Nasdaq on October 15, 1998 was $1.50.

     The essential features of the 1998 Stock Incentive Plan are set forth below. The description set forth below is qualified in its entirety by the terms of the 1998 Stock Incentive Plan, as amended. A copy of the First Amendment to the Coffee People, Inc. 1998 Stock Incentive Plan is set forth as Annex D to this Proxy Statement. A copy of the 1998 Stock Incentive Plan as currently in effect is set forth as Annex D-1 to this Proxy Statement.

     The 1998 Stock Incentive Plan provides for the grant of Common Stock, or options for the purchase of Common Stock, up to a maximum of 400,000 shares. The proposed amendment will increase this number to 914,414 shares of Common Stock available for issuance under the 1998 Stock Incentive Plan. The 1998 Stock Incentive Plan is administered indirectly by Board of Directors and directly under the Compensation Committee of the Board of Directors. The Board may, from time to time, take the following actions under the 1998 Stock Incentive Plan:
(i) grant Incentive Stock Options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("ISOs"); (ii) grant non-statutory stock options ("NSOs"); (iii) grant stock awards; and (iv) sell Common Stock. Any such awards may be made to employees, consultants, officers and directors of Coffee People or of any parent or subsidiary of Coffee People.

     Options. Options granted under the 1998 Stock Incentive Plan may be either ISOs or NSOs. The Board has the authority to determine in its discretion the recipients of grants, the number of options to be granted and other terms and provisions of each option.

     ISOs may be issued to employees only. The exercise price for ISOs may not be less than 100 percent of the fair market value of the Common Stock at the time of the grant. The aggregate fair market value (as determined at the time of the grant) of shares issuable upon exercise of ISOs by any employee for the first time in any one calendar year under the 1998 Stock Incentive Plan, and under any other incentive stock plan of Coffee People or any parent or subsidiary, may not exceed $100,000. In the case of ISOs granted to holders of more than 10 percent of the voting power of the Common Stock, the exercise price may not be less than 110 percent of the fair market value and the option by its terms may not be exercisable more than 5 years after the date or grant.

     NSOs may be granted at not less than 85 percent of the fair market value of the Common Stock at the date of the grant. Options granted under the 1998 Stock Incentive Plan have a maximum term of 10 years from the date of the grant. The fair market value of the Common Stock is determined under the 1998 Stock Incentive Plan to be the weighted average trading price of the Common Stock, as quoted on a securities exchange, automated quotation system, or over-the-counter, as applicable (currently Nasdaq), or the five trading days immediately preceding the date of the option grant.

     Options granted under the 1998 Stock Incentive Plan become exercisable in whole or in part from time to time as determined by the Board, or the Compensation Committee, as applicable. Options are not transferable other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee. Upon the approval by the shareholders of Coffee People of any consolidation, merger, plan of exchange or other transaction in which Coffee People is not the surviving corporation, or any sale or other transfer of all or substantially all the assets of Coffee People, all options outstanding under the 1998 Stock Incentive Plan will become immediately exercisable in full for the remainder of their terms; provided, that the Board may, in its sole discretion, provide that all outstanding options shall be exercisable for a 30-day period prior to such transaction, after which all unexercised options shall immediately terminate.

     Stock Grants and Sale. Under the 1998 Stock Incentive Plan, shares of Common Stock may be granted to employees, consultants, officers and directors of the Company. Grants may be made without payment of any cash consideration for the shares (other than amounts required to satisfy any tax withholding requirements). It is currently anticipated that shares will be granted to non-management members of the Coffee People Board from time to time in lieu of, or in addition to, cash compensation for service on the Board, pursuant to criteria to be established by the Coffee People Board.

     In addition, the Board may under the 1998 Stock Incentive Plan sell Common Stock to employees, consultants, officers and directors for cash consideration of not less than 85% of the fair market value of the shares at the time of issuance. Consideration for shares of Common Stock sold under the plan to persons holding more than 10 percent of the voting power of the Common Stock shall be not less than 110 percent of the fair market value of the shares at the time of issuance. Shares sold in this manner pursuant to the 1998 Stock Incentive Plan are intended to qualify as shares issued pursuant to an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     Shares subject to options granted under the 1998 Stock Incentive Plan that have lapsed or terminated, and shares granted under the plan that have been forfeited to or repurchased by Coffee People, may again be awarded or sold at any time before termination of the plan.

     Coffee People has filed a registration statement on Form S-8 registering under the Securities Act shares issuable under the 1998 Stock Incentive Plan. Pursuant to such registration, shares acquired under the plan generally will be eligible for sale without restriction in the public market by holders who are not affiliates of Coffee People. If the amendment of the 1998 Stock Incentive Plan is approved, an amendment to the current Form S-8 will be filed to include the additional shares.

      Federal Income Tax Information.

         INCENTIVE STOCK OPTIONS. ISOs under the 1998 Stock Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. If an option granted under the 1998 Stock Incentive Plan is treated as an ISO, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be allowed a deduction for federal tax purposes upon such a grant or exercise. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily on whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition the exercise of an ISO may subject the optionee to alternative minimum tax liability, if any.

         If an optionee exercises an ISO and does not dispose of the shares received within two years after the date of such option or within one year after the transfer of shares to him or her, any gain realized upon the disposition will be treated as a gain from the sale of stock and taxed at capital gain rates. The capital gain rates are subject to change and vary depending on how long the shares have been held.

          If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the purchase price, or (ii) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income. The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as gain from the sale of stock and taxed at capital gain rates if the optionee has held the shares for more than one year following the exercise of the option. The capital gain rates are subject to change and vary depending on how long the shares have been held. In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee's compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

         In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of an incentive stock option. However, in the event an optionee sells or disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

         NONQUALIFIED STOCK OPTIONS. NSOs granted under the 1998 Stock Incentive Plan do not qualify as"incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

         The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of an NSO will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of an NSO, the difference between the sale price and the optionee's basis in the shares will be treated as a gain or loss from the sale of stock and taxed at capital gain or loss rates if the optionee has held the shares for more than one year following the exercise of the option. The capital gain rates are subject to change and vary depending on how long the shares have been held.

         In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of an NSO or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option.
However,
upon the exercise of an NSO, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

         For more information on the Previous Stock Option Plans, see "Stock Option Plans" below.

         Vote Required. Amendment of the 1998 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy at the Annual Meeting.

 THE BOARD RECOMMENDS A VOTE "FOR" AMENDMENT OF THE 1998 STOCK INCENTIVE PLAN.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows, as of September 30, 1998, the number and percentage of outstanding shares of the Common Stock beneficially owned by each person known by Coffee People to beneficially own 5% or more of the Common Stock, by each director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of Coffee People as a group. To Coffee People's knowledge, each named beneficial owner has sole voting and investment power with respect to the shares listed except as indicated below.


                                                         AMOUNT AND
                                                          NATURE OF
                                                          BENEFICIAL         PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                  OWNERSHIP(2)        COMMON SHARES
---------------------------------------                  ------------        -------------
Second Cup USA Holdings Ltd.(3)                           7,460,679              69.4%
175 Bloor Street East, Suite 801
South Tower
Toronto Ontario M4W 3R8
Canada

Cara Operations Limited(4)                                7,460,679              69.4%
6303 Airport Road
Mississauga Ontario L4V 1R8
Canada

Investors Group Trust Co Ltd.(5)                          7,460,679              69.4%
One Canada Center
447 Portage Avenue
Winnepeg Manitoba  R3C3B6
Canada

Michael Bregman(6)                                        7,460,679              69.4%

Gary G. Talboy                                              285,250               2.7%

Taylor H. Devine(7)                                         21,480                0.0%

Alton W. McEwen                                              10,000               0.0%

Mark J. Archer                                                    0               0.0%

Stephen King                                                      0               0.0%

David G. Harrington                                               0               0.0%

Douglas L. Ayer                                                   0               0.0%

Robert A. Haft                                                    0               0.0%

Kathy A. Welsh                                                    0               0.0%

All officers and directors as a group (15
persons)(8)(9)                                              417,213               3.9%

---------

(1) Unless otherwise indicated, the address for each person in this table is c/o Coffee People Inc., 11480 Commercial Parkway, Castroville, California 95012

(2) Includes shares beneficially owned which includes shares that may be acquired pursuant to options within 60 days of September 30, 1998.

(3) Second Cup USA Holdings Ltd. is a wholly owned subsidiary of The Second Cup Ltd., a corporation organized under the laws of Ontario, Canada.

(4) Represents shares held by Second Cup USA Holdings Ltd., of which Cara Operations Limited may be deemed to be a controlling person by virtue of its ownership of 39.5% of the common stock of The Second Cup Ltd.

(5) Represents shares held by Secured Cup USA Holdings Ltd., of which Investors Trust Co. Ltd. may be deemed to be a controlling person by virtue of its ownership of 18.8% of the common stock of the Second Cup. Ltd.

(6) Represents shares held by Second Cup USA Holdings Ltd., of which Mr. Bregman may be deemed to be a controlling person by virtue of his ownership, directly and indirectly, of 12.9% of the common stock of The Second Cup Ltd. Mr. Bregman is Chairman of the Board and Chief Executive Officer of The Second Cup Ltd.

(7) Includes 20,280 shares issuable upon exercise of stock options.

(8) Includes 25,901 shares issuable upon exercise of stock options held by certain executive officers.

(9) Does not include the 7,460,679 shares shown for Mr. Bregman for which he may be deemed to be a beneficial owner.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to or earned by the Company's Chief Executive Officer and former Chief Executive Officer and the four other most highly compensated executive officers whose salary and bonus exceeded $100,000 in fiscal year 1998 (collectively referred to as the "Named Executive Officers") during each of the Company's last three fiscal years.

                           SUMMARY COMPENSATION TABLE


                                                                                                      LONG-TERM
                                                                                                    COMPENSATION
                                                            ANNUAL COMPENSATION                        AWARDS
                                                    ----------------------------------------        ------------
                                                                                OTHER ANNUAL         SECURITIES        ALL OTHER
                                                    SALARY          BONUS       COMPENSATION         UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR            ($)            ($)             ($)             OPTIONS/(#)          ($)
---------------------------           ----            ---            ---        ------------         -----------     ------------
Alton W. McEwen, President,
Chief Executive Officer(1)            1998         $225,000       $ 25,000         (*)               63,900(4)             $363(2)
                                      1997          212,000             --         $45,000(3)         6,200(4)              363(2)
                                      1996              N/A            N/A           N/A                  N/A               N/A

Mark J. Archer, Executive
  Vice President, Chief
  Financial Officer and Secretary(5)  1998         $ 58,346             --         $54,359(6)          50,000                --
                                      1997              N/A            N/A           N/A                  N/A               N/A
                                      1996              N/A            N/A           N/A                  N/A               N/A

Taylor H. Devine, President,
  Chief Operating Officer -
  Coffee People Oregon
  division(7)                         1998         $150,000             --              (*)            10,500             2,035(8)
                                      1997          150,000             --              (*)            63,000             2,035(8)
                                      1996          115,068            N/A         $24,845(9)         150,000               920(8)

Stephen L. King, Vice
  President, Development(10)          1998         $140,000       $ 52,000              (*)             9,800                --
                                      1997           42,307          3,000           N/A                  N/A               N/A
                                      1996              N/A            N/A           N/A                  N/A               N/A

David G. Harrington, Vice
  President, Operations - Gloria
  Jean's division(11)                 1998         $120,000             --              (*)             8,400                --
                                      1997           50,769            N/A           N/A                  N/A               N/A
                                      1996              N/A            N/A           N/A                  N/A               N/A

   * Benefits and perquisites received totaled less than 10% of combined salary and bonus.

 (1) Mr. McEwen became President and Chief Executive Officer of Coffee People, Inc. on May 19, 1998 upon completion of the Merger. He was appointed as President of Second Cup's U.S. operations (including Gloria Jean's) on July 22, 1996.

 (2) Represents premium for term life insurance.

 (3) Represents a housing subsidy paid to Mr. McEwen in conjunction with his appointment as an officer of Gloria Jean's and his relocation to Castroville, California.

 (4) Reflects options to purchase 50,000 common shares of Coffee People, Inc. granted in fiscal year 1998, 13,900 options to purchase shares of The Second Cup Ltd. granted in fiscal 1998 and 6,200 options to purchase shares of The Second Cup Ltd. granted in fiscal 1997.

 (5) Mr. Archer joined Gloria Jean's as Executive Vice President, Chief Financial Officer and Secretary on February 19, 1998. Upon completion of the Merger on May 19, 1998, he assumed these positions with Coffee People.

 (6) Represents moving expenses and housing subsidies paid to Mr. Archer in conjunction with his appointment as an officer of Gloria Jean's and his relocation to Castroville, California.

 (7) Mr. Devine was President and Chief Executive Officer of Coffee People from May 21, 1997 until May 19, 1998. Upon completion of the merger, he became President and Chief Operating Officer of the Coffee People Oregon division. Mr. Devine started with Coffee People on September 11, 1995 and served as President and Chief Operating Officer until May 21, 1997.

 (8) Represents premium for term life insurance and employer contributions to 401(k) account.

 (9) Represents moving expenses and housing subsidies paid to Mr. Devine in conjunction with his appointment as President and Chief Operating Officer of Coffee People, Inc. and his relocation to Portland, Oregon.

(10) Mr. King joined Gloria Jean's on January 2, 1997, and was appointed as Vice President, Development of Coffee People upon completion of the Merger on May 19, 1998.

(11) Mr. Harrington joined Gloria Jean's on December 9, 1996, and was appointed as Vice President, Operations of the Gloria Jean's Division upon completion of the Merger on May 19, 1998. He resigned from the Company on August 26, 1998.


STOCK OPTION INFORMATION

The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended June 27, 1998.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                            PERCENT
                                           OF TOTAL                                           POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF        OPTIONS                                           ASSUMED ANNUAL RATES OF STOCK
                          SECURITIES      GRANTED TO                                          PRICE APPRECIATION FOR OPTION
                          UNDERLYING       EMPLOYEES       EXERCISE                                      TERM(1)
                            OPTIONS        IN FISCAL         PRICE       EXPIRATION           -----------------------------
        NAME              GRANTED(#)         YEAR          ($/SHARE)        DATE               5%($)                10%($)
        ----              ----------     -----------       ---------     -------------        -------             ---------
Alton W. McEwen             50,000          20.1%          $ 3.20        June 23, 2008        $ 100,623           $ 254,999

Mark J. Archer              50,000          20.1%            3.20        June 23, 2008          100,623             254,999

Taylor H. Devine            10,500           4.2%            3.20        June 23, 2008           21,131              53,550

Stephen L. King              9,800           4.0%            3.20        June 23, 2008           19,722              49,980

David G. Harrington          8,200           3.3%            3.20        June 23, 2008           16,502              41,820

--------------------

(1) The potential realizable values listed are based on an assumption that the market price of the Common Stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. The 5% and 10% assumed rates of appreciation are determined by the rules of the Securities and Exchange Commission and do not represent the Company's estimate of the future market price of the Common Stock.

(2) All options granted vest one-third ratably on the first, second and third anniversary of the grant date, June 23, 1998.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth the number of shares covered by exercisable and unexercisable options held by the Named Executive Officers on June 27, 1998, and the aggregate gains that would have been realized had these options been exercised on June 27, 1998, even though these options were not exercised, and the unexercisable options could not have been exercised, on that date. The Named Executive Officers did not exercise any stock options during the 1998 fiscal year.


                               Number of Securities                     VALUE OF UNEXERCISED
                              Underlying Unexercised                    IN-THE-MONEY OPTIONS
                           Options at Fiscal Year End(#)              AT FISCAL YEAR END($)(1)
                           -----------------------------              ------------------------
        Name              Exercisable      Unexercisable(2)        Exercisable      Unexercisable(2)
        ----              -----------      ----------------        -----------      ----------------
Alton W. McEwen                 --              50,000                 --                  --
Mark J. Archer                  --              50,000                 --                  --
Taylor H. Devine           115,200             108,300                 --                  --
Stephen L. King                 --               9,800                 --                  --
David G. Harrington             --               8,200                 --                  --

--------------------

(1) These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company's Common Stock on June 27, 1998. The closing price of the Company's Common Stock on that day on the Nasdaq National Market System was $3.06. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

(2) Future exercisability is subject to a number of factors, including, but not limited to, the optionee remaining employed by the Company.

EMPLOYMENT AGREEMENTS

         Mark J. Archer, Executive Vice President, Chief Financial Officer and Secretary of the Company, has an employment agreement providing for the payment of twelve months salary if terminated for reasons other than cause.

         Taylor H. Devine serves as President and Chief Operating Officer of the Coffee People Oregon division under an employment contract that provides for a base salary of $150,000 per year, a $25,000 bonus payable for the successful consummation of the Merger six months following the closing, and additional bonuses of $18,750 payable both six months and twelve months after the closing. The bonuses will be forfeited in the event Mr. Devine voluntarily resigns and is no longer employed by Coffee People on the date scheduled for payment of the bonus. The agreement with Mr. Devine also provides for severance payments upon termination by the Company: if termination is for cause, he will receive his salary through termination plus one month's salary; if termination is without cause, he will receive his salary through termination plus salary for the later of twelve months following the closing or six months following termination, paid as a lump sum. The agreement further provides that Mr. Devine is required to give 90 days written notice of resignation and upon his voluntary resignation, he will receive wages paid through the last day of employment only. Finally, Mr. Devine agrees not to engage in any business in competition with Coffee People in the United States, meaning any retail operations for which 50% or more of total sales are derived from coffee or coffee-related products, for a period of three years following the cessation of his employment with Coffee People.

STOCK OPTION PLANS

         In 1993, 1994, 1995, 1996 and 1998, the Board of Directors and the shareholders adopted the 1993 Stock Option Plan, the 1994 Stock Option Plan, the 1995 Stock Option Plan, the 1996 Stock Option Plan, and the 1998 Stock Incentive Plan, respectively (collectively, the "Stock Option Plans"). The Stock Option Plans provide for the grant of options to purchase up to an aggregate of 1,046,575 shares of Common Stock to officers, key employees and consultants. Options granted under the Stock Option Plans may be either ISOs or NSOs. Pursuant to the Stock Option Plans, the plan administrator has the authority to determine in its discretion the recipients of grants, the number of options to be granted and other terms and provisions of each option.

         ISOs may be issued only to employees of Coffee People. The exercise price for ISOs granted under the Stock Option Plans may not be less than 100 percent of the fair market value of the Common Stock at the time of the grant and the aggregate fair market value (as determined at the time of the grant) of shares issuable upon exercise of incentive stock options for the first time in any one calendar year may not exceed $100,000. Options granted under the Stock Option Plans have a maximum term of 10 years from the date of the grant. In the case of ISOs granted to holders of more than 10 percent of the voting power of the Company, the exercise price may not be less than 110 percent of the fair market value and the option by its terms may not be exercisable more than 5 years after the date or grant. NSOs may be granted at not less than 85 percent of the fair market value of the Common Stock at the date of the grant. Options granted under the Stock Option Plans become exercisable in whole or in part from time to time as determined by the plan administrator. Options are not transferable other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee.

         As of June 27, 1998, options to purchase 579,189 shares of Common Stock were granted and outstanding under the Stock Option Plans, at a weighted average exercise price of $6.39.

EMPLOYEE STOCK PURCHASE PLAN

         On June 3, 1994, Coffee People adopted an Employee Stock Purchase Plan (the "ESPP"). Under the ESPP, 150,000 shares of Common Stock have been reserved for issuance to and purchase by employees of Coffee People. As of June 27, 1998, 16,860 shares of Common Stock have been sold under the ESPP.

         All employees with over six months of service who work more than 20 hours per week and who do not own stock or options for more than 5% of Coffee People's stock are eligible to participate in the ESPP.

         To date, Coffee People has implemented the ESPP through periodic issuances of Common Stock. Coffee People also may implement the ESPP through open market purchases of Common Stock. At the beginning of each applicable subscription period, Coffee People offers to each participant in the ESPP an option to purchase a maximum number of shares based upon a percentage of the participant's base compensation for the period divided by 85% of the market value of the Common Stock at that time. At the end of each period, each participant can acquire such shares at the lower of 85% of the fair market value at the beginning or at the end of the period. The ESPP allows participants to authorize payroll deductions or to make cash payments to be applied toward the purchase of shares of Common Stock. Unless a participant gives written notice to Coffee People, the option to purchase Common Stock with the cash value of his or her account is deemed to have been automatically exercised at the end of each applicable period. Upon written notice at any time prior to the end of an applicable period, a participant may elect to withdraw the value of his or her account at such time.

         The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Under that Code section, employees may not be granted options if immediately after the grant such employee would own stock or hold options to purchase stock possessing 5% or more of the voting power or value of all stock of Coffee People, nor may any participant purchase Common Stock having a fair market value exceeding $25,000 in any calendar year.

         The Board of Directors may at any time amend or terminate the ESPP, except that the approval of Coffee People's shareholders is required within 12 months of the adoption of any amendment increasing the number of shares authorized for issuance under the ESPP. Unless extended by the Board of Directors, the ESPP will terminate on the earlier of ten years from its effective date, or when all of the shares reserved for issuance under the ESPP have been issued.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Articles contain, pursuant to Oregon law, provisions for indemnification of officers and directors of the Company and in certain cases employees and other persons. In addition, the Company's Bylaws require the Company to indemnify such persons to the full extent permitted by Oregon law. Each such person will be indemnified in any proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement. The Company maintains directors' and officers' liability insurance.

         The Company has also entered into separate indemnification agreements with its directors and officers. Each indemnification agreement provides for, among other things (i) indemnification against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim against an indemnified party unless it is determined, as provided in the indemnification agreement, that indemnification is not permitted under law and (ii) prompt advancement of expenses to any indemnitee in connection with his or her defense against any claim.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHIES

    It is the responsibility of the Compensation Committee (the "Committee") to establish and review the Company's executive compensation programs and policies to monitor performance and make recommendations concerning executive compensation and benefits to the Board of Directors.

    The Committee's philosophy and policies are to provide a total compensation program that will enable the Company to attract, retain, and motivate an outstanding management team. The Committee strongly believes that stock ownership and incentive programs, based on above-average corporate performance, will encourage management to best serve the interests of our shareholders.

EXECUTIVE COMPENSATION

   Compensation paid to executive officers includes an industry competitive salary, a management incentive cash bonus, which relates to the Company's annual achievement of financial performance goals and individual performance, and stock options which align management's interests with stockholders' interests.

    In determining compensation levels, the Board of Directors and the Compensation Committee consider, among other things, 1) the financial performance of the Company during the past year; 2) recommendations of the Company's Chief Executive Officer, based on his evaluation of the breadth of duties of the executive officers and their contribution to the Company; 3) extraordinary performance during the year; 4) levels at which the Company's competitors compensate their executive officers; and 5) relative stock performance vs. comparable specialty coffee retail companies. Executive Officers also participate in benefit plans generally available to employees including a medical plan, a 401(k) plan, and group life insurance. Additional benefits available to the executive officers include deferred compensation and a supplemental executive retirement program.

    Executive compensation is evaluated annually. Existing compensation levels are compared with compensation levels of executives in similar capacities with other publicly-held food and beverage industry companies. The Company's current financial position and performance for the past year is reviewed, including growth in revenues, operating cash flow generated, and earnings per share. In addition , plans for performance for the upcoming year and future periods are reviewed as to revenue growth and earnings. An evaluation is made as to the degree that the executive, including the Chief Executive Officer, contributes to the achievement of the Company's results and other Company goals. Based on these factors, the Committee makes recommendations to the Board of Directors regarding changes to executive compensation.

1998 CHIEF EXECUTIVE OFFICER COMPENSATION

    The same philosophies described above for executive compensation were used y the Compensation Committee to determine the compensation of the Company's President and Chief Executive Officer, Alton W. McEwen. The Compensation Committee established Mr. McEwen's annual base salary of $225,000.00 for the fiscal year 1999 based upon a review of compensation by gaming companies having similar revenues and scopes of operations, together with an evaluation of the Company's results in fiscal year 1998, and the degree of progress made in implementing the Company's strategic plans. Mr. McEwen also received a bonus of $25,000.00 paid in fiscal year 1998.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

    Section 162(m) of the Internal Revenue Code disallows a deduction for federal income tax purposes of most compensation exceeding $1,000,000 in any year paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers of a publicly traded corporation. The Company was not impacted by Section 162(m) in fiscal 1998. In future years, the Compensation Committee intends to take into account the effect of Section 162(m) if the compensation payable to any executive officer approaches $1,000,000.


                                    Respectfully Submitted,

                                    COFFEE PEOPLE, INC. COMPENSATION COMMITTEE

                                    Douglas L. Ayer [Chair]
                                    Robert M. Haft

                             STOCK PERFORMANCE GRAPH

          The graph below compares the cumulative total shareholder return of the Company, with the cumulative total return of the Nasdaq Retail Trade Index ("RTI") and the cumulative total return of a group of the Company's peers (the "Peer Group"). The performance graph assumes that $100 was invested on September 25, 1996 in the Company's Common Stock and on August 31, 1998 for the RTI and the Peer Group. The stock price performance shown in this graph is neither necessarily indicative of, nor intended to suggest, future stock price performance.

                COMPARISON OF 21 MONTH CUMULATIVE TOTAL RETURN*


MEASUREMENT    COFFEE                         NASDAQ
PERIOD         PEOPLE, INC.   PEER GROUP      RETAIL TRADE
------         ------------   ----------      ------------
9/25/96            100.00        100.00          100.00
12/31/96            83.33         90.42           98.65
12/31/97            33.33         90.47          115.89
6/27/98             37.12         84.34          141.62


                *$100 INVESTED ON 9/25/96 IN STOCK OR ON 8/31/96
                 IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Effective January 4, 1993, Coffee People redeemed 141,047.25 shares of Common Stock owned by Gary G. Talboy. The total purchase price was $250,375. As part of the consideration for the redemption, Coffee People gave promissory notes in the amount of $245,000 to Mr. Talboy. A monthly payment in the amount of $2,975 is made to Mr. Talboy on his note, which bears interest at the rate of 2% over the prime rate of interest (10.5% at June 27, 1998). The principal amount of the note at June 27, 1998 was $169,399. Mr. Talboy's note may be prepaid in full at any time without penalty. His note is secured by substantially all of Coffee People's assets, including accounts receivable, inventories, trade fixtures and equipment, tangible and intangible personal property, after acquired property and the proceeds thereof. Mr. Talboy's security interest is subordinate to the security interest held by Coffee People's bank. This loan was paid off on September 3, 1998.

    On December 31, 1993, Kenneth B. Ross, Vice President - Finance, exercised incentive stock options for 37,500 shares of Common Stock and paid for such shares by giving a promissory note to Coffee People in the amount of $83,333. The note bears interest at the rate of 8.5% per annum and is due on December 31, 1998. On January 17, 1995, Mr. Ross exercised incentive stock options for 26,250 shares of Common Stock and paid for such shares by giving promissory notes to Coffee People in the aggregate amount of $58,333. These notes bear interest at the rate of 8.5% per annum and are due December 31, 1999. On May 26, 1998, Mr. Ross exercised incentive stock options for 11,250 shares of Common Stock and paid for such shares by giving a promissory note to the Company in the amount of $25,000. This note bears interest at the rate of 8.5% per annum and is due May 26, 2003. The notes provide that in the event any of the stock is sold before the notes mature, all accrued interest and a pro rata portion of the principal balance must be paid in full.

    On July 1, 1994, Mr. Talboy purchased the land and building on which Coffee People operates its Motor Moka drive-through espresso bar at 525 NE Grand Avenue, Portland, Oregon. Immediately following the closing of Mr. Talboy's purchase, Coffee People leased the property from Mr. Talboy under a 15-year lease that requires Coffee People to pay Mr. Talboy base rent of $6,375 per month. The lease provides for rent escalation in 2000 and annually thereafter based upon the increase in the consumer price index in effect at the end of 1997 and also requires Coffee People to pay all utilities, insurance, property taxes, and repairs and maintenance relating to the property. These lease terms may not be as favorable to Coffee People as Coffee People might have been able to obtain from an unrelated third party.

    Coffee People pays Mr. Talboy consulting fees of $1,000 per month for consulting services with respect to Coffee People's sourcing and supply of coffee. This consulting contract terminated in September 1998. From time to time Mr. Talboy provides other consulting services to Coffee People for a fee of $35 per hour.

         In July of this year, Gloria Jean's and Brothers Gourmet Coffees agreed on present and future indemnification. As consideration for the settlement of the escrow account pursuant to the Stock Purchase Agreement, and except as stated herein, Gloria Jean's has released Brothers from all further liability for all pending and future legal proceedings. Brothers has agreed to continued indemnification of Gloria Jean's for a settlement of or any amount of damages awarded in connection with the Kona litigation relating to the period ending November 9, 1995 and for amounts owed on California and Illinois sales tax audits, currently underway, in excess of $130,000. On August 27, 1998, Brothers filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Court for the District of Delaware. However, the Company intends to take all legal measures to protect any claims it may have against Brothers.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the proxy will vote the proxies according to their best judgment.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals, if any, which may be considered for inclusion in the Company's proxy materials for the 1998 Annual Meeting must be received by the Company at its offices at 11480 Commercial Parkway, Castroville, CA 95012 not later than July 9, 1999.

                                  ANNUAL REPORT

         The Annual Report to Shareholders for fiscal 1998 accompanies this proxy statement.

                                                                         ANNEX A

                               ARTICLES OF MERGER
                                       OF
                   COFFEE PEOPLE, INC., AN OREGON CORPORATION
                                      INTO
                 COFFEE PEOPLE WORLDWIDE, INC. A DELAWARE CORPORATION

         Pursuant to Section 60.494 of the Oregon Business Corporation Act, Coffee People Worldwide, Inc. a Delaware corporation ("Coffee People Worldwide"), hereby delivers for filing the Articles of Merger pertaining to the merger of Coffee People, Inc., an Oregon corporation ("Coffee People") into Coffee People Worldwide.

A. The Plan of Merger is as follows:

                              PARTIES TO THE MERGER

         Coffee People              Coffee People, Inc., an Oregon corporation
         Coffee People Worldwide    Coffee People Worldwide, Inc. a Delaware
                                      corporation
         Surviving Corporation      Coffee People Worldwide, a Delaware
                                      corporation

                                    ARTICLE I

         1.1 MERGER. Coffee People Worldwide and Coffee People shall be merged into a single corporation, in accordance with applicable provisions of the laws of the State of Oregon and of the State of Delaware, by the merger of Coffee People into Coffee People Worldwide. Coffee People Worldwide shall be the surviving corporation.

         1.2 EFFECTIVE DATE. The Plan of Merger shall become effective immediately upon filing, in accordance with the laws of Delaware and Oregon. Such date and time shall hereinafter be referred to as the "Effective Date of Merger."

         1.3 EFFECT OF MERGER. Upon the Effective Date of Merger, Coffee People Worldwide and Coffee People shall become a single corporation, which shall be Coffee People Worldwide as the surviving corporation, and the separate existence of Coffee People shall cease except to the extent provided by the laws of the State of Oregon.

                                   ARTICLE II

         2.1 CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation and Bylaws of Coffee People Worldwide, as existing at the Effective Date of Merger, shall be the Certificate of Incorporation and Bylaws of the surviving corporation until altered, amended or repealed in accordance with such Certificate of Incorporation, Bylaws, and the laws of Delaware.

         2.2 DIRECTORS AND OFFICERS. The directors and officers of Coffee People, as existing at the Effective Date of Merger, shall be the directors and officers of the surviving corporation, to hold office until their respective successors have been duly elected.

                                   ARTICLE III

         3.1 STOCK. Without any required action on the part of the holders thereof, each outstanding share of Coffee People Common Stock will automatically be converted into one share of Coffee People Worldwide Common Stock. The Common Stock of Coffee People is quoted on The Nasdaq Stock Market, and after the Effective Date of Merger Coffee People Worldwide's Common Stock will continue to be traded on The Nasdaq Stock Market under the symbol "MOKA."

         3.2 ACQUISITION RIGHTS. Upon the Effective Date of Merger, Coffee People Worldwide will assume and continue all existing stock option plans of Coffee People. Upon the Effective Date of Merger, all outstanding and unexercised options, warrants, convertible debentures or other rights to acquire stock of Coffee People (such options, warrants, debentures and other rights collectively, "Acquisition Rights") shall become Acquisition Rights to acquire stock of Coffee People Worldwide, with no changes in the terms or conditions of such Acquisition Rights.

         3.3 STOCK CERTIFICATES. Upon the Effective Date of Merger, each stock certificate representing issued and outstanding shares of Coffee People Common Stock will continue to represent the same number of shares of, and shall be deemed for all purposes to evidence ownership of, Coffee People Worldwide Common Stock. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF COFFEE PEOPLE WORLDWIDE. However, shareholders may exchange their certificates if they so choose. The registered owners on the books and records of Coffee People of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to Coffee People Worldwide, have and will be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of Coffee People Worldwide evidenced by such outstanding certificates as above provided.

                                   ARTICLE IV

              NAME OF SURVIVING CORPORATION. Upon the Effective Date of Merger, the name of Coffee People Worldwide shall be changed from "Coffee People Worldwide, Inc." to "Coffee People Worldwide."

                                   ARTICLE V

              SUCCESSION. At and after the Effective Date of Merger, Coffee People Worldwide shall have all the rights, privileges, immunities, properties, powers, franchise and authority, and shall be subject to all of the duties, liabilities and other obligations of Coffee People.

                                    ARTICLE VI

         6.1 ABANDONMENT. The Merger Agreement may be terminated and the Merger abandoned for any reason whatsoever, by mutual consent of the Boards of Directors of Coffee People Worldwide and Coffee People, at any time prior to the Effective Date of Merger, notwithstanding adoption of the Merger Agreement by the stockholder of Coffee People Worldwide and the shareholders of Coffee People.

         6.2 AMENDMENT. The Merger Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof. The Merger Agreement may be amended at any time prior to the Effective Date of Merger by mutual consent of the Boards of Directors of Coffee People Worldwide and Coffee People; provided, however, that no such amendment shall adversely affect the rights of the shareholders of Coffee People subsequent to the adoption and approval of the Merger Agreement by the shareholders of Coffee People or violate applicable law.

         6.3 COUNTERPARTS. The Merger Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same instrument.

B. Approval of the shareholders of Coffee People and Coffee People Worldwide was required to consummate the merger.

         (1) The following designated shares of Coffee People were outstanding and entitled to vote on the plan of merger:


Designation                                   No. of Outstanding Shares            No. of Votes Entitled to be Cast
--------------------------------------- --------------------------------------  --------------------------------------
Common Stock, no par
--------------------------------------- --------------------------------------  --------------------------------------


         (2) The following designated shares of Coffee People Worldwide were outstanding and entitled to vote on the plan of merger:


Designation                                   No. of Outstanding Shares            No. of Votes Entitled to be Cast
--------------------------------------- --------------------------------------  --------------------------------------
Common Stock,  no par
--------------------------------------- --------------------------------------  --------------------------------------


         (3) The total number of votes cast for and against the plan by each voting group entitled to vote separately on the plan for Coffee People were as follows:



Designation                                         Votes for Plan                        Votes Against Plan
--------------------------------------- --------------------------------------  --------------------------------------
Common Stock, no par
--------------------------------------- --------------------------------------  --------------------------------------

         (4) The total number of votes cast for and against the plan by each voting group entitled to vote separately on the plan for Coffee People Worldwide were as follows:



Designation                                         Votes for Plan                        Votes Against Plan
--------------------------------------- --------------------------------------  --------------------------------------
Common Stock, no par
--------------------------------------- --------------------------------------  --------------------------------------


IN WITNESS WHEREOF. these Articles of Merger are signed and dated as of this _____ day of ____________, 1998.



                             COFFEE PEOPLE WORLDWIDE
                             a Delaware corporation




                                By
                                  ----------------------
                             Name:
                             Title:

                                                                         ANNEX B

                          CERTIFICATE OF INCORPORATION

                                       OF

                             COFFEE PEOPLE WORLDWIDE


                             -----------------------


                  FIRST.  The name of this corporation shall be:

                         COFFEE PEOPLE WORLDWIDE, INC.

                  SECOND. Its registered office in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                  THIRD.  The purpose or purposes of this corporation shall be:

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH. Section 1. Authorized Capital Stock: The total number of shares which this corporation is authorized to issue is Sixty Million (60,000,000), consisting of Fifty Million (50,000,000) shares of Common Stock without par value and Ten Million (10,000,000) shares of Preferred Stock without par value.

                           Section 2.  Preferred Stock: The shares of Preferred
Stock may be issued from time to time in one or more series. The Board of Directors of this corporation is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of Delaware.

                  FIFTH. The name and address of the incorporator is as follows:

                           Mark J. Archer
                           11480 Commercial Parkway
                           Castroville, CA  95012

                  SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the bylaws.

                  SEVENTH. No director shall be personally liable to this corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which director derived an improper personal benefit. No amendment to or repeal of this Article

Seventh shall apply to or have any effect on the liability or alleged liability of any director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                  IN WITNESS WHEREOF, The undersigned hereby acknowledges under penalty of perjury that this certificate of incorporation is my act and deed and that the facts stated herein are true. Dated this _____ day of _____________, A.D., 1998.



                                         ------------------------------
                                         Incorporator

                                                                         ANNEX C

                           DISSENTERS' RIGHTS STATUTE
               OREGON BUSINESS CORPORATION ACT SS.SS.60.551-60.594

                          1997 OREGON REVISED STATUTES
                     TITLE 7. CORPORATIONS AND PARTNERSHIPS
                        CHAPTER 60. PRIVATE CORPORATIONS
                               DISSENTERS' RIGHTS
                (RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES)
         COPR. (C) 1997 by STATE OF OREGON Legislative Counsel Committee
                     Current through End of 1997 Reg. Sess.

60.551. Definitions for 60.551 to 60.594.

  As used in ORS 60.551 to 60.594:

  (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

  (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

  (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under ORS 60.554 and who exercises that right when and in the manner required by ORS 60.561 to 60.587.

  (4) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

  (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

  (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

  (7) "Shareholder" means the record shareholder or the beneficial shareholder.


60.554. Right to dissent.

  (1) Subject to subsection (2) of this section, a shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate acts:

  (a) Consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by ORS 60.487 or the articles of incorporation and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary that is merged with its parent under ORS 60.491;

  (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

  (c) Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

  (d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

  (A) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; or

  (B) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under ORS 60.141; or

  (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

  (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under ORS 60.551 to 60.594 may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

  (3) Dissenters' rights shall not apply to the holders of shares of any class or series if the shares of the class or series were registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System as a National Market System issue on the record date for the meeting of shareholders at which the corporate action described in subsection (1) of this section is to be approved or on the date a copy or summary of the plan of merger is mailed to shareholders under ORS 60.491, unless the articles of incorporation otherwise provide.


60.557. Dissent by nominees and beneficial owners.

  (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares regarding which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

  (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

  (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

  (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.


60.561. Notice of dissenters' rights.

  (1) If proposed corporate action creating dissenters' rights under ORS 60.554 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under ORS
60.551 to 60.594 and be accompanied by a copy of ORS 60.551 to 60.594.

  (2) If corporate action creating dissenters' rights under ORS 60.554 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send the shareholders entitled to assert dissenters' rights the dissenters' notice described in ORS 60.567.


60.564. Notice of intent to demand payment.

  (1) If proposed corporate action creating dissenters' rights under ORS 60.554 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated and shall not vote such shares in favor of the proposed action.

  (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.


60.567. Dissenters' notice.

  (1) If proposed corporate action creating dissenters' rights under ORS 60.554 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ORS 60.564.

  (2) The dissenters' notice shall be sent no later than 10 days after the corporate action was taken, and shall:

  (a) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

  (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

  (c) Supply a form for demanding payment that includes the date of the first announcement of the terms of the proposed corporate action to news media or to shareholders and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

  (d) Set a date by which the corporation must receive the payment demand. This date may not be fewer than 30 nor more than 60 days after the date the subsection (1) of this section notice is delivered; and

  (e) Be accompanied by a copy of ORS 60.551 to 60.594.


60.571. Duty to demand payment.

  (1) A shareholder sent a dissenters' notice described in ORS 60.567 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ORS 60.567 (2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

  (2) The shareholder who demands payment and deposits the shareholder's shares under subsection (1) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

  (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.


60.574. Share restrictions.

  (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under ORS 60.581.

  (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


60.577. Payment.

  (1) Except as provided in ORS 60.584, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with ORS 60.571, the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

  (2) The payment must be accompanied by:

  (a) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year and the latest available interim financial statements, if any;

  (b) A statement of the corporation's estimate of the fair value of the shares;

  (c) An explanation of how the interest was calculated;

  (d) A statement of the dissenter's right to demand payment under ORS 60.587;
  and

  (e) A copy of ORS 60.551 to 60.594.


60.581. Failure to take action.

  (1) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

  (2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under ORS 60.567 and repeat the payment demand procedure.


60.584. After-acquired shares.

  (1) A corporation may elect to withhold payment required by ORS 60.577 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

  (2) To the extent the corporation elects to withhold payment under subsection
(1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of such demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under ORS 60.587.


60.587. Procedure if shareholder dissatisfied with payment or offer.

  (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under ORS
60.577 or reject the corporation's offer under ORS 60.584 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

  (a) The dissenter believes that the amount paid under ORS 60.577 or offered under ORS 60.584 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

  (b) The corporation fails to make payment under ORS 60.577 within 60 days after the date set for demanding payment; or

  (c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

  (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within 30 days after the corporation made or offered payment for the dissenter's shares.


60.591. Court action.

  (1) If a demand for payment under ORS 60.587 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand under ORS 60.587 and petition the court under subsection (2) of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

  (2) The corporation shall commence the proceeding in the circuit court of the county where a corporation's principal office is located, or if the principal office is not in this state, where the corporation's registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

  (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

  (4) The jurisdiction of the circuit court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the court order appointing them, or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

  (5) Each dissenter made a party to the proceeding is entitled to judgment for:

  (a) The amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or

  (b) The fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under ORS 60.584.


60.594. Court costs and counsel fees.

  (1) The court in an appraisal proceeding commenced under ORS 60.591 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ORS 60.587.

  (2) The court may also assess the fees and expenses of counsel and experts of the respective parties in amounts the court finds equitable:

  (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of ORS
60.561 to 60.587; or

  (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

  (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amount awarded the dissenters who were benefited.

                                                                         ANNEX D

                               FIRST AMENDMENT TO

                             THE COFFEE PEOPLE, INC.

                            1998 STOCK INCENTIVE PLAN


                  WHEREAS, the Company has previously adopted the "Coffee People, Inc. 1998 Stock Incentive Plan" (the "Plan") and the adoption of the Plan has been duly approved by the Company's shareholders; and

                  WHEREAS, the Board wishes to amend the Plan so as to increase the number of authorized shares under the Plan and to provide for a limited delegation of the authority to grant stock options or stock awards under the Plan;

                  NOW, THEREFORE, the Plan is hereby amended, effective as of the date of the approval of the amendment by the Company's shareholders, as follows:

                  1. By DELETING Section 2 of the Plan and SUBSTITUTING therefore the following:

                                    2. SHARES SUBJECT TO THE PLAN. Subject to
                  adjustment as provided below and in paragraph 9, up to 914,414 shares of Common Stock of the Company (the "Shares") may be offered and issued under the Plan. In addition, an increased number of Shares may be offered and issued under the Plan equal to the number of Shares granted under the Company's 1993 Stock Option Plan, 1994 Stock Option Plan, 1995 Stock Option Plan and 1996 Stock Option Plan (collectively the "Previous Stock Option Plans") to the extent that such Shares are subject to any option granted under the Previous Stock Option Plans that has expired, terminated, been canceled or been forfeited, in whole or in part. The maximum number of Shares that may be so added to the number of Shares otherwise authorized pursuant to this Section is 50,183 Shares so that the maximum total number of

                  Shares that may be offered and issued under the Plan is 964,597 Shares. If an option granted under the Plan expires, terminates, is forfeited or is canceled, the unissued Shares subject to such option shall again be available under the Plan. If Shares sold or granted as an award under the Plan are forfeited to the Company or repurchased by the Company, the number of Shares forfeited or repurchased shall again be available under the Plan.

                  2. By ADDING a Section 4.3 to the Plan to read as follows:

                                    4.3 Delegation of Authority to the Chief
                           Executive Officer. Notwithstanding any other provision of the Plan to the contrary, the Board and/or the Committee may delegate to the Chief Executive Officer of the Company the ability to grant options or awards under the Plan to any eligible employee provided, however, that the Chief Executive Officer shall not have the authority to grant an option or award with respect to more than 7,500 Shares to any eligible employee in any calendar year.

                  IN WITNESS WHEREOF, this Amendment has been adopted this _____

day of ________________, 1998 subject to approval by the Company's shareholders.

                                         COFFEE PEOPLE, INC.


                                         By______________________________

                                                                       ANNEX D-1

                               COFFEE PEOPLE, INC.
                            1998 STOCK INCENTIVE PLAN

        1. PURPOSE. The purpose of this 1998 Stock Incentive Plan (the "Plan") is to enable Coffee People, Inc. (the "Company") to attract and retain the services of selected employees, consultants, officers and directors of the Company or of any parent or subsidiary corporation of the Company by offering a performance incentive for continued and improved service with the Company, or any parent or subsidiary thereof.

        2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided below and in paragraph 9, up to 400,000 shares of Common Stock of the Company (the "Shares") may be offered and issued under the Plan. If an option granted under the Plan expires, terminates or is canceled, the unissued Shares subject to such option shall again be available under the Plan. If Shares sold or granted as an award under the Plan are forfeited to the Company or repurchased by the Company, the number of Shares forfeited or repurchased shall again be available under the Plan.

        3. EFFECTIVE DATE AND DURATION OF PLAN.

               3.1 Effective Date. The Plan shall become effective when adopted by the Board of Directors of the Company (the "Board"). However, no option granted under the Plan shall become exercisable until the Plan is approved by the affirmative vote of the holders of a majority of the Common Stock of the Company represented at a shareholder meeting at which a quorum is present, and any such awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, options may be granted and Shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

               3.2 Duration. No options or stock awards may be granted under the Plan, and no Shares may be sold pursuant to paragraph 8 of the Plan, on or after the 10th anniversary of the effective date of the Plan. However, the Plan shall continue in effect until all Shares available for issuance under the Plan have been issued and all restrictions on such Shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time, except with respect to options and Shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase Shares or the forfeitability of Shares issued under the Plan.

        4. ADMINISTRATION.

               4.1 Board. The Plan shall be administered by the Board, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board shall be final and conclusive. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

               4.2 Committee. The Board, if it so determines, may delegate to a committee of the Board consisting of one or more members (the "Committee") any or all authority for administration of the Plan; provided, however, that only the Board may amend or terminate the Plan as provided in paragraphs 3 and 12. If a Committee is appointed, all references to the Board in the Plan shall mean and relate to such Committee, except as limited by the immediately preceding sentence and unless the context requires otherwise.

        5. TYPES OF AWARDS; ELIGIBILITY. The Board may, from time to time, take the following actions under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraph 6.2; (ii) grant options other than Incentive Stock Options ("Nonstatutory Stock Options") as provided in paragraph 6.3; (iii) grant stock awards as provided in paragraph 7; and (iv) sell shares as provided in paragraph 8. Any such options or awards may be made to employees (including employees who are officers or directors) of the Company or of any parent or subsidiary corporation of the Company, and to other individuals described in paragraph 1 who the Board believes have made or will make an important contribution to the Company or its parent or subsidiaries; provided however, that only employees of the Company or a parent or subsidiary shall be eligible to receive Incentive Stock Options under the Plan. The Board shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made under the Plan. At the discretion of the Board, an individual may be given an election to surrender an award in exchange for the grant of a new award.

        6. OPTION GRANTS

               6.1 Grant. Each option granted under the Plan shall be evidenced by a stock option or stock award agreement in such form as the Board shall prescribe from time to time in accordance with the Plan. With respect to each option grant, the Board shall determine the number of Shares subject to the option, the option price, the term of the option and the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Nonstatutory Stock Option.

               6.2 Incentive Stock Options. Incentive Stock Options granted under the Plan shall be subject to the following terms and conditions:

                      (i) No employee may be granted Incentive Stock Options
               under the Plan such that the aggregate fair market value (as determined under paragraph 6.2(iv) below), on the date of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or of any parent or subsidiary corporation of the Company exceeds $100,000.

                      (ii) An Incentive Stock Option may be granted under the
               Plan to an employee possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company only if the option price is at least 110% of the fair market value, as determined pursuant to paragraph 6.2(iv), of the Shares subject to the option on the date it is granted, and the option by its terms is not exercisable more than five years from the date of grant.

                      (iii) Subject to paragraphs 6.2(ii) and 6.4, Incentive
               Stock Options granted under the Plan shall continue in effect for the period fixed by the Board, except that no Incentive Stock Option shall be exercisable more than 10 years from the date of grant.

                      (iv) The option price per Share for Incentive Stock
               Options shall be determined by the Board at the time of grant. Subject to paragraph 6.2(ii), the option price shall not be less than 100% of the per share fair market value of the Shares subject to the Incentive Stock Option on the date the option is granted.

                      (v) Fair market value of the Shares subject to the
               Incentive Stock Option shall be that amount determined by the Board on the day on which the Incentive Stock Option is granted. In determining fair market value, the Board may refer to all information which it determines to be relevant. At any time the Company's Shares are listed on a securities exchange, traded in the over-the-counter market or quoted as to price on an automated securities quotation system, per share fair market value shall mean the weighted average trading price per share of the Shares for the five trading days during which the Shares were traded immediately preceding the date on which the option is granted.

                      (vi) The Board may at any time without the consent of the
               optionee convert an Incentive Stock Option into a Nonstatutory Stock Option.

               6.3 Nonstatutory Stock Options. Nonstatutory Stock Options shall be subject to the following additional terms and conditions:

                      (i) The option price for Nonstatutory Stock Options shall
               be determined by the Board at the time of grant. The option price may not be less than 85% of the fair market value of the Shares subject to the Nonstatutory Stock Option on the date of grant, except that, with respect to options granted to a person possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent, or subsidiary corporation of the Company, the option price may not be less than 110% of the fair market value of the Shares subject to the option on the date of grant. The fair market value of such Shares shall be determined pursuant to paragraph 6.2(v).

                      (ii) Nonstatutory Stock Options granted under the Plan
               shall continue in effect for the period fixed by the Board, except that no Nonstatutory Option shall be exercisable more than 10 years from the date of grant.

               6.4 Exercise of Options. Except as provided in paragraph 6.6 or as determined by the Board no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by the Company, or any parent or subsidiary corporation of the Company, and shall have been so employed continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board shall not, however, be deemed an interruption of employment for purposes of the Plan. For purposes of this paragraph 6.4 (and for no other purpose) service to the Company as a consultant or director shall be considered "employment." Unless otherwise determined by the Board, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. No option may be exercised by an officer or director of the Company within six months of the date of grant. Except as provided in paragraphs 6.6, 9 and 10, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Board, provided, that options shall not be exercised for fractional shares. Unless otherwise determined by the Board, if the optionee does not exercise an option in any one year with respect to the full number of Shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative, and the optionee may purchase those Shares in any subsequent year during the term of the option.

               6.5 Nontransferability. Each option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee.

               6.6 Termination of Employment.

                      (i) In the event the employment of the optionee by the Company or a parent or subsidiary corporation of the Company terminates for any reason other than because of death or physical disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                      (ii) In the event of the termination of the optionee's
               employment with the Company, or a parent or subsidiary corporation of the Company, because the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code), the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                      (iii) In the event of the death of an optionee while
               employed by to the Company or a parent or subsidiary corporation of the Company, the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option on the date of death, and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                      (iv) The Board, at the time of grant or at any time
               thereafter, may extend the three-month and one-year expiration periods any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board may determine.

                      (v) To the extent that the option of any deceased optionee or of any optionee whose employment terminates is not exercised within the applicable period, all further rights to purchase Shares pursuant to such option shall cease and terminate.

               6.7 Purchase of Shares. Unless the Board determines otherwise, Shares may be acquired pursuant to an option only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of Shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction. The notice shall also include such information as is required to comply with the Securities Act of 1933, as, amended, or state securities laws, including, if required, a representation that it is the optionee's present intention to acquire the Shares for investment and not with a view to distribution. Unless the Board determines otherwise, on or before the date specified for completion of the purchase of Shares pursuant to an option, the optionee must have paid the Company the full purchase price of such Shares in cash (including, with the consent of the Board, cash that may be the proceeds of a loan from the Company), or, with the consent of the Board, in whole or in part, in Shares valued at fair market value, as determined pursuant to paragraph 6.2(iv). No Shares shall be issued until full payment therefor has been made. With the consent of the Board, an optionee may request the Company to apply automatically the Shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately, upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the optionee by the Company or the parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Board, an optionee may deliver Shares to the Company to satisfy the withholding obligation. The number of shares to be delivered to satisfy such withholding obligation shall be calculated on the basis of the fair market value of the Shares (determined in accordance with paragraph 6.2(v)) on the date the Shares are tendered.

        7. STOCK AWARDS. The Board may award Shares under the Plan as stock awards. Shares granted as a stock award shall be subject to such terms, conditions and restrictions as shall be determined by the Board, all of which shall be evidenced in a writing signed by the recipient prior to receiving the Shares. The Board may elect not to require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The certificates representing the Shares awarded shall bear any legends required by the Board. The Company may require any recipient of a stock award to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the recipient by the Company or the parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Board, a recipient may deliver Shares to the Company to satisfy the withholding obligation. The number of shares to be delivered to satisfy such withholding obligation shall be calculated on the basis of the fair market value of the Shares (determined in accordance with paragraph 6.2(v)) on the date the Shares are tendered.

        8. SALE OF STOCK. The Board may issue Shares under the Plan for such consideration (including promissory notes and services) as determined by the Board, provided, that in no event shall the consideration be less than 85% of the fair market value of the Shares at the time of issuance, determined pursuant to paragraph 6.2(v). The consideration to be paid for shares sold under this paragraph 8 to persons possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company shall be no less than 110% of the fair market value of the Shares at the time of issuance. Shares issued under this paragraph 8 shall be subject to the terms, conditions and restrictions determined by the Board. The certificates representing the Shares shall bear any legends required by the Board. The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company, may withhold that amount from other amounts payable to the purchaser by the Company or any parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Board, a purchaser may deliver Shares to the Company to satisfy the withholding obligation.

        9. CHANGES IN CAPITAL STRUCTURE. If the outstanding Shares of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, reclassification, stock split (including a reverse stock split), combination of shares or dividend payable in shares, the Board shall make appropriate adjustments (i) in the number and kind of shares available for awards under the Plan; and (ii) in the number, kind and price of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of, the event is maintained, provided, that this paragraph 9 shall not apply with respect to transactions referred to in paragraph 10. The Board may also require that any securities issued in respect of or exchanged for Shares issued hereunder that are subject to restrictions be subject to similar restrictions. Notwithstanding the foregoing, the Board shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board. Any such adjustment made by the Board shall be conclusive. In the event of the dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company to which paragraph 10 does not apply, in lieu of providing for options as provided above in this paragraph 9, the Board may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options, in whole or in part, without any limitation on exercisability and, upon the expiration of such 30-day period, all unexercised options shall immediately terminate.

        10. SPECIAL ACCELERATION IN CERTAIN EVENTS.

               10.1 Special Acceleration. Notwithstanding any other provisions of the Plan, a special acceleration ("Special Acceleration") of options outstanding under the Plan shall occur with the effect set forth in paragraph
10.2 at any time when the shareholders of the Company approve one of the following ("Approved Transactions"):

                      (i) Any consolidation, merger, plan of exchange or
               transaction involving the Company (a "Merger") in which the Company is not the continuing or surviving corporation, or pursuant to which Shares of the Company would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of Shares of the Company immediately prior to the Merger have the same proportionate ownership of Shares of the surviving corporation after the Merger; or

                      (ii) Any sale, lease, exchange or other transfer (in one
               transaction or a series of related transactions) of all or substantially all the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company.

               10.2 Effect on Outstanding Options. Except as provided below in this paragraph 10.2, upon a Special Acceleration pursuant to paragraph 10.1, all options then outstanding under the Plan shall immediately become exercisable in full during the remainder of their terms; provided, that the Board may, in its sole discretion, provide a 30-day period prior to an Approved Transaction during which optionees shall have the right to exercise options, in whole or in part, without any limitation on exercisability, and upon the expiration of such 30-day period, all unexercised options shall immediately terminate.

        11. CORPORATE MERGERS, ACQUISITIONS, ETC. The Board may also grant options, award stock bonuses and sell stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan; provided, that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock bonuses and stock sold or awarded by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a parent or subsidiary corporation of the Company is a party.

        12. AMENDMENT OF PLAN. The Board may, at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6.2(vi), 9 and 10, however, no change in an award already granted shall be made without the written consent of the holder of such award.

        13. APPROVALS. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company shall not be obligated to issue or deliver Shares under the Plan if such issuance or delivery would violate applicable state or federal securities laws, or if compliance with such laws would, in the opinion of the Company, be unduly burdensome or require the disclosure of information which would not be in the Company's best interests.

        14. EMPLOYMENT RIGHTS. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any parent or subsidiary corporation of the Company or shall interfere in any way with the right of the Company or any parent or subsidiary corporation of the Company by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to increase or decrease such employee's compensation or benefits; or (ii) confer upon any person engaged by the Company, or any parent or subsidiary corporation of the Company, any right to be retained or employed by the Company or the parent or subsidiary or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Company or the parent or subsidiary.

        15. RIGHTS AS A SHAREHOLDER. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Shares until the date of issue to the recipient of a stock certificate for such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

        16. INFORMATION PROVIDED TO SHAREHOLDERS. At least annually, the Company shall provide to shareholders financial statements and management's discussion and analysis of the Company's financial condition and results of operations.

        The foregoing 1998 Stock Incentive Plan was approved by the Board of Directors of the Company on April 24, 1998 and was approved by the shareholders on May 19, 1998.

                               COFFEE PEOPLE, INC.
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                ANNUAL MEETING OF SHAREHOLDERS NOVEMBER 24, 1998

         The undersigned hereby appoints Robert R. Rodriguez and Thomas M. Twitchel, and each of them, the proxies and attorneys-in-fact of the undersigned, with full power of substitution in each, for and in the name of the undersigned to attend the Annual Meeting of Shareholders of Coffee People, Inc. to be held November 24, 1998 at 1:30 p.m. local time at The Pines Room, Embassy Suites Hotel, 7900 N.E. 82nd Avenue, Portland, Oregon, and any and all adjournments thereof, and to vote thereat the number of shares of Common Stock which the undersigned would be entitled to vote if then personally present as follows:

                (Continued and to be signed on the reverse side)

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN ITEM 1, IN FAVOR OF THE MATTERS DESCRIBED IN ITEMS 2 AND 3, AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.       ELECTION OF DIRECTORS

              FOR all nominees                      WITHHOLD authority to
              listed below (except as indicated)    vote for all nominees listed below

                             [ ]                                      [ ]

         (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through such nominee's name.)
         Michael Bregman, Alton W. McEwen, Douglas L. Ayer, Robert M. Haft, Gary
         G. Talboy and Kathy A. Welsh

2.   TO APPROVE A CHANGE IN THE STATE OF INCORPORATION FROM OREGON TO DELAWARE.


            FOR                     AGAINST                          ABSTAIN
            [ ]                       [ ]                              [ ]

3. TO APPROVE THE ADDITIONAL SHARES OF COMMON STOCK BEING MADE AVAILABLE UNDER THE 1998 STOCK INCENTIVE PLAN.


            FOR                     AGAINST                          ABSTAIN
            [ ]                       [ ]                              [ ]

         _________________________________       Dated: __________________, 1998
         Signature

         (Please sign exactly as your name appears hereon indicating your official title when signing in a representative capacity.)

                               COFFEE PEOPLE, INC.
                       1998 ANNUAL MEETING OF SHAREHOLDERS
                                 THE PINES ROOM
                              EMBASSY SUITES HOTEL
                             7900 N.E. 82ND AVENUE
                                PORTLAND, OREGON
                          NOVEMBER 24, 1998 1:30 P.M.

                                ADMITTANCE TICKET

      This ticket entitles you and one guest to attend the Annual Meeting.


        CAMERAS AND RECORDING DEVICES WILL NOT BE ALLOWED AT THE MEETING.


Dear Shareholder:

The 1998 Annual Meeting of Shareholders of Coffee People, Inc. (the "Company") will be held at The Pines Room, Embassy Suites Hotel, 7900 N.E. 82nd Avenue, Portland, Oregon, on November 24, 1998 at 1:30 p.m., Local Time. At the meeting, shareholders will act to elect six (6) directors, approve the change of the Company's state of incorporation from Oregon to Delaware, approve an amendment to the Company's Stock Option Plan and ratify the appointment of the Company's independent public accountants.

Your vote is important. Whether or not you plan to attend the meeting, please review the enclosed proxy statement, complete the proxy form and return it promptly in the envelope provided.

If you plan to attend the annual meeting in person, please note that attendance at the meeting will be limited to you and one guest.

Sincerely,
Mark J. Archer
Executive Vice President, Chief Financial Officer and Secretary